UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Cars.com Inc.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CARS COMMERCE™

2024 Proxy Statement

AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

300 S. Riverside Plaza, Chicago, IL 60606

Cars.com Inc. d/b/a Cars Commerce, Inc. 300 S. Riverside Plaza, Suite 1000 Chicago, Illinois 60606
Letter from our Chairman
Dear Fellow Stockholders:
On behalf of the Board of Directors and the senior management team, we are pleased to invite you to join the 2024 Annual Meeting of Stockholders of Cars.com Inc. d/b/a Cars Commerce, Inc. (“Cars Commerce”), which will be held virtually on Wednesday, June 5, 2024, beginning at 9:30 a.m. Central Time. You may join at www.virtualshareholdermeeting.com/CARSCOMMERCE2024.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote online, by telephone or by mail as soon as possible to ensure your vote is recorded promptly.
During the Annual Meeting, you will also have the opportunity to vote on matters set forth in the accompanying Proxy Statement, as well as have the opportunity to ask questions.
On behalf of the Board of Directors, I thank you for your investment and continued support of Cars Commerce, and I look forward to working with my fellow directors and the management team to drive growth and sustainable long-term value for all our stockholders in 2024 and beyond.
Sincerely,

Scott E. Forbes
Chairman of the Board of Directors
Cars.com Inc.	2024 Proxy Statement	3

Date and Time
Wednesday, June 5, 2024
9:30 a.m. Central Time

Place
Online at
http://www.virtual
shareholdermeeting.
com/CARSCOMMERCE2024

Record Date
April 9, 2024
Notice of 2024 Annual Meeting of Stockholders
To our stockholders, you are invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Cars.com Inc. d/b/a Cars Commerce, Inc. (“Cars Commerce”).
At the Annual Meeting, we will ask you to consider the following proposals as more fully explained in the accompanying Proxy Statement:
Items of Business	Board Recommendation
Election of Directors (Page 19)	“FOR”
Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for the fiscal year 2024 (Page 61)	“FOR”
Advisory Approval of Executive Officer Compensation (Say on Pay) (Page 65)	“FOR”
In addition to these matters, we will conduct any other business that may properly come before the Annual Meeting.
While all stockholders are invited to attend the Annual Meeting, only stockholders of record as of the close of business on April 9, 2024, are entitled to receive notice of, to attend and to vote at the Annual Meeting or any postponements or adjournments of the Annual Meeting. The Annual Meeting is a virtual meeting. All stockholders are cordially invited to attend the Annual Meeting by live webcast.
WE ENCOURAGE YOU TO READ THE 2024 PROXY STATEMENT CAREFULLY AND TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.
To reduce cost and environmental concerns, we have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow companies to furnish their proxy materials over the Internet. On April 19, 2024, we will begin mailing to our stockholders of record as of April 9, 2024 (other than those who previously requested electronic delivery or a full set of printed proxy materials), a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including this Proxy Statement. The Proxy Statement, the proxy or voting instruction card, and our 2023 Annual Report are available at www.proxyvote.com. As more fully described in the Notice, all stockholders may choose to access these materials electronically or may request printed or emailed copies.
4	Cars.com Inc.	2024 Proxy Statement

Notice of 2024 Annual Meeting of Stockholders
Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. It is extremely important that your shares are represented and voted at the Annual Meeting. You are urged to follow the instructions in the proxy card to vote by mail, telephone or via the Internet. Voting now will not limit your right to change your vote or to attend the Annual Meeting. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you received from the holder of record in order to vote your shares.
YOUR VOTE IS IMPORTANT!
Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. It is extremely important that your shares be voted at the Annual Meeting.
If voting in advance of the Annual Meeting, you may do so as follows
Vote by Internet	Go to www.proxyvote.com Follow instructions on the website. Vote by 11:59 p.m. ET on June 4, 2024
Vote by Telephone	Call 1-800-690-6903 Follow the recorded instructions. Vote by 11:59 p.m. ET on June 4, 2024
Vote by Mail	If you received a proxy card by mail, mark, sign, date and return the proxy card in the enclosed, postage-paid envelope.
If you do not vote in advance and instead plan to vote during the Annual Meeting, you may do so by entering the 16-digit control number found on your proxy card, Voting Instruction Form, or Notice, as applicable, at the time you log into the Annual Meeting at www.virtualshareholdermeeting.com/CARSCOMMERCE2024.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2024.
Our Proxy Statement and 2023 Annual Report are available on our Investor Relations website at https://investor.cars.com and at www.proxyvote.com. You may also request paper copies of these proxy materials free of charge by following the instructions for requesting such materials contained in the Notice.
Questions and Answers about the Annual Meeting
We encourage you to review the Questions and Answers about the Annual Meeting section for answers to common questions about the Annual Meeting, proxy materials, voting, and other related topics.
By Order of the Board of Directors,

Angelique Strong Marks
Chief Legal Officer and Corporate Secretary
April 19, 2024
Chicago, Illinois
Cars.com Inc.	2024 Proxy Statement	5

6	Cars.com Inc.	2024 Proxy Statement

Forward Looking Statements
This Notice of Annual Meeting and Proxy Statement contains “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical facts are forward-looking statements. These statements often use words such as “believe,” “expect,” “project,” “anticipate,” “outlook,” “intend,” “strategy,” “plan,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts,” “mission,” “strive,” “more,” “goal” or similar expressions. Forward-looking statements are based on our current expectations, beliefs, strategies, estimates, projections and assumptions, experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments, and other factors we think are appropriate. Such forward-looking statements are based on estimates and assumptions that, while considered reasonable by Cars Commerce and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. While Cars Commerce and its management make such statements in good faith and believe such judgments are reasonable, you should understand that these statements are not guarantees of future strategic action, performance or results. Our actual results, performance, achievements, strategic actions or prospects could differ materially from those expressed or implied by these forward-looking statements. Given these uncertainties, you should not rely on forward-looking statements in making investment decisions.
To understand the most important factors that could cause our actual results to differ from our forward-looking statements, it is important to review our description of risk factors included in Part I, Item 1A, Risk Factors of our 2023 Annual Report on Form 10-K, in conjunction with the forward-looking statements in this Proxy Statement. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statement. The forward-looking statements in the Notice of Annual Meeting and Proxy Statement are intended to be subject to the safe harbor protection provided by the federal securities laws.
Website References
Website references throughout this document are provided for convenience only. The content on the referenced websites is not incorporated into this document.
Cars.com Inc.	2024 Proxy Statement	7

Corporate Governance
Corporate governance at Cars Commerce is designed to promote the long-term interests of our stockholders, strengthen Board and management accountability, provide strategic oversight and risk assessment, and engender public trust.
Key Governance Practices
All directors elected by stockholders annually	An executive session for non-executive directors is included on the agenda of every regular Board meeting and regular committee meeting
Majority Voting Standard in Director Elections, and directors not receiving majority support must tender their resignation for consideration by the Board	One class of common stock, with each share carrying equal voting rights (a “one-share, one-vote” standard)
10 of 11 of our directors are independent (91%)	Annual “Say-on-Pay” Advisory Vote
All Board committees are comprised of independent directors and are chaired by independent directors	No Poison Pill
Independent Chair of the Board	Stock Ownership and Retention Policy for our non-employee directors and executive officers
Separate Chair and CEO	Executive Compensation Clawback Policy
Annual Board and committee evaluations	Prohibition on hedging and restrictions on pledging Cars Commerce common stock
Board Leadership Structure
The Board regularly evaluates Cars Commerce’s leadership structure and may consider alternative structures, as appropriate, over time. The Board believes that Cars Commerce and our stockholders are best served by the Board retaining discretion to determine the appropriate leadership structure. The Board also believes that the current structure, which separates the Chair and CEO roles, is appropriate. In particular, this structure clarifies the individual roles and responsibilities of CEO and Chair, streamlines decision-making, and enhances accountability.
The Chair has robust responsibilities including:
•	ensuring that the Board is effectively discharging its responsibility for setting and implementing Cars Commerce’s strategic plan;
•	presiding over all Board meetings and executive sessions of non-executive directors;
•
serving as the principal liaison between Cars Commerce management and directors, although Cars Commerce policy also provides that all directors have direct and complete access to the CEO and other members of senior management at any time as they deem necessary or appropriate, and vice versa;

8	Cars.com Inc.	2024 Proxy Statement

Corporate Governance
•	consulting with the CEO and directors regarding Board agenda items;
•	approving the scheduling of Board meetings, the agenda and materials for each Board meeting and executive session of our Board’s non-employee directors;
•	calling meetings of the non-executive directors, if desired;
•
facilitating the Board’s review of the annual self-evaluation results at the request of the Environmental, Social and Governance Committee (“ESG Committee”), including acting on director feedback as needed; and

•	communicating with stockholders when appropriate.
Director Independence
The Board believes that a majority of its members should be independent. The Board, led by the ESG Committee, evaluates the independence of its members at least annually, and at other appropriate times when a change in circumstances could potentially impact the independence or effectiveness of one or more directors (such as in connection with a change in employment status or other significant status changes). After carefully considering all relevant relationships, the ESG Committee submits its recommendations regarding independence to the Board, which then makes a determination with respect to each director.
The Board has affirmatively determined that all directors, except for Mr. Vetter, are independent as defined by the New York Stock Exchange (”NYSE”) listing standards. Mr. Vetter, our CEO, is the only employee director and is not independent because of his employment with Cars Commerce. The Chair of the Board is independent and all current members of the Audit Committee, Compensation Committee, and ESG Committee are independent.
Board Size
The Board sets the number of directors from time to time by resolution adopted by a majority of the Board. The ESG Committee reassesses the suitability of the Board’s size at least annually. The Board has the flexibility to increase or decrease the size of the Board as circumstances warrant. The Board currently has 11 members, comprised of 10 independent, non-employee directors and the CEO.
Board Tenure and Refreshment
We routinely assess the composition of our Board to ensure we have the right combination of attributes, experiences, qualifications, and skills to maximize the Board’s effectiveness. We believe Cars Commerce, our employees, and our stockholders benefit from both the continuity of longer-tenured directors and complemented by the fresh perspectives of newer directors. Cars Commerce does not currently have a specific term limit or a set retirement age for directors. Cars Commerce’s policy regarding director tenure and retirement is determined on a case-by-case basis depending upon various factors, including the age and experience of the director and history of service on the Board. The average tenure of our directors is less than six years as of the date of the Annual Meeting, and our most recent director joined the Board in 2021.
Meeting Attendance
During 2023, our Board held six meetings, the Audit Committee held eight meetings, the Compensation Committee held five meetings and the ESG Committee held four meetings. Each director attended more than 75% of the total meetings of the Board and committees on which the director served. All directors attended the 2023 Annual Meeting of Stockholders.
Cars.com Inc.	2024 Proxy Statement	9

Corporate Governance
Executive Sessions
Executive sessions of non-employee directors are held in connection with regularly scheduled Board meetings and at other times as necessary and are chaired by the Chair. Our Board’s practice is to hold executive sessions without the presence of management, including the CEO. Our committees also generally meet in executive session at the end of committee meetings and are chaired by the respective committee chairs.
Director Service on Outside Boards and Other Commitments
While our directors bring a wealth of business and strategic experience from other business affiliations to our Board, each director must ensure that other existing and future commitments, including employment responsibilities and service on other public company boards, does not materially interfere or conflict with service as a director on our Board. The ESG Committee regularly reviews directors’ outside commitments and service on other public company boards to determine whether a director’s service creates any actual or potential material conflict of interest that impairs the director’s ability to effectively serve on our Board. We do not have any directors that serve as an executive officer of any public company while serving on more than one external public company board, as an executive chair of any public company while serving on more than two external public company boards or any directors who serve on more than four public company boards. We believe that our directors have the necessary time to fulfill their duties to our stockholders and that none of our directors are overboarded.
Board Oversight Roles
Strategic Oversight
One of the Board’s key responsibilities is overseeing management’s development and execution of Cars Commerce’s business strategy. Throughout the year, our CEO and executive officers provide detailed business and strategy updates to the Board. The Board engages with our CEO and executive officers regarding various strategic topics, including business operating strategy and initiatives, capital allocation, the competitive landscape, industry and economic trends, talent and culture (including the benefits of experience that comes from a diverse and inclusive board), environmental, social, and governance (ESG) matters, and regulatory developments. Additionally, on an annual basis, the Board reviews and approves Cars Commerce’s annual financial plan and budget. While the Board oversees our strategic planning process, management is responsible for day-to-day operations and executing our strategy.
Risk Oversight
Our business faces various risks, including strategic, financial, legal, cybersecurity and information security, operational, and accounting risks. Identifying, managing and mitigating our exposure to these risks and effectively overseeing the risk management process is critical to our operational decision-making and annual planning processes. While management is responsible for the day-to-day management and mitigation of risk, our Board, acting directly and through its committees, is responsible for risk management oversight. As part of our overall risk oversight framework, our committees also oversee certain categories of risk associated with their respective areas of responsibility. Each committee regularly reports to the Board on its risk oversight activities and invites all members of the Board to committee meetings to discuss risks that the chair of that committee believes will benefit non-committee member directors.
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Corporate Governance
Our committees are charged with specific areas of risk oversight, summarized below.
Board of Directors
Overall identification, management and mitigation of risk, with a focus on strategic risks

Audit Committee	Compensation Committee	Environmental, Social, and Governance Committee

Oversees Cars Commerce’s financial statements, compliance with legal and regulatory requirements and corporate policies and controls, including controls over financial reporting, cybersecurity and information security, and the independent auditor and internal audit function
Oversees Cars Commerce’s compensation plans, including employee and director equity grants as well as senior management organization and succession planning
Oversees key non-financial
regulatory risks; management
policies and programs relating to environmental, social, and governance matters, Board effectiveness and independence, adherence to our corporate governance guidelines;
and other corporate governance matters

Management

• Responsible for the day-to-day management and mitigation of risk
• Provides reports to the Board, the Audit Committee, and any other appropriate committee regarding key risks and the actions management has taken to monitor, control, and mitigate risks
• Discusses and provides updates on business performance and progress on the strategic plan

Cars.com Inc.	2024 Proxy Statement	11

Corporate Governance
To learn more about risks facing Cars Commerce, you can review the risks described in Item 1A. Risk Factors in the 2023 Annual Report on Form 10-K. The risks described in the Form 10-K are not the only risks Cars Commerce faces. Additional risks and uncertainties also may materially adversely affect our business, financial condition or results of operations in future periods.
Cybersecurity and Information Security Risk Oversight
The Board provides strategic guidance regarding Cars Commerce’s overall risk oversight, including identification, management and mitigation of risk. The Board has delegated direct cybersecurity and information security risk oversight to the Audit Committee. Cars Commerce management provides the Audit Committee with regular updates at least quarterly regarding the effectiveness of Cars Commerce’s overall cybersecurity program and other cybersecurity related matters, which may include, Cars Commerce’s inherent cybersecurity risks, updates on recent cybersecurity threats and incidents, policies and practices, industry trends, regulatory developments, threat environment and vulnerability assessments, and specific and ongoing efforts to prevent, detect, and respond to internal and external cybersecurity threats. The Chair of the Audit Committee informs the Board of the outcome of these meetings through updates presented to the Board at regularly scheduled Board meetings.
At the management level, Cars Commerce’s CEO provides general management, oversight and mitigation of Cars Commerce’s risk. Effective April 2024, our SVP of Information Security and Chief Technology Officer are the key executives responsible for managing Cars Commerce’s Information Security function and ensuring that Cars Commerce’s information security processes comply with applicable laws, SEC requirements and contractual obligations respectively. Cars Commerce’s Information Security Team, in conjunction with the Information Security Governance Committee, is responsible for assessing and managing material risks from cybersecurity threats and providing management direction and support for information security. The Information Security Team is composed of skilled professionals with relevant information and cybersecurity education, certifications, and experience. The Information Security Team coordinates with the Cars Commerce Information Security Governance Committee, comprised of senior business leaders who support Cars Commerce’s Information Security Management System based on their area of expertise. Working together the teams initiate and control the implementation and operation of information security within Cars Commerce.
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Corporate Governance
Environmental, Social and Governance Oversight
Cars Commerce is driven by a culture that cares about our people, our customers, our community and our planet. The ESG Committee is charged with overseeing Cars Commerce’s efforts in the important areas of environmental, social, and governance matters. The Board’s oversight of ESG includes review of environmental, community affairs, corporate donations, corporate governance, diversity, equity and inclusion, and culture and human capital management matters. Our Chief Legal Officer and Chief Communications Officer regularly meet with and provide reports to the Board and ESG Committee on ESG-related matters and recent developments, so that the Board and the ESG Committee can ensure that any material ESG risks and opportunities are appropriately integrated into Cars Commerce’s long-term strategy.
Board Committees
Our Board has three standing committees: the Audit Committee, the Compensation Committee, and the ESG Committee. Each Committee Chair meets regularly with management during the year to discuss committee business, develop agendas, and facilitate efficient meetings. Each Committee operates under a written charter, a current copy of which is available on our Investor Relations website at https://investor.cars.com.
Committee Membership
Name	Audit Committee	Compensation Committee	ESG Committee
Scott Forbes		Chair
Jerri DeVard
Jill Greenthal(1)			Chair
Thomas Hale
Michael Kelly
Donald A. McGovern Jr.	Chair
Greg Revelle
Jenell Ross
Bala Subramanian
Alex Vetter
Bryan Wiener
(1)	From November 2023 to March 2024, Jill served as Interim Co-Chair of the Audit Committee due to Don’s illness, from which he has substantially recovered.
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Corporate Governance
Information about our Committees
Audit Committee Committee Members Donald A. McGovern Jr. (Chair) Jill Greenthal (Interim Co-Chair) Thomas Hale Michael Kelly Jenell Ross Bala Subramanian Bryan Wiener Number of meetings during 2023 8
The Audit Committee assists our Board in its oversight of Cars Commerce’s financial statements, compliance with legal and regulatory requirements and corporate policies and controls, including controls over financial reporting, information security and cybersecurity, and the independent auditor and internal audit function. The Audit Committee’s responsibilities include:

• Accounting and Financial Reporting: overseeing the financial reporting process, including the integrity of our financial statements and internal controls;

• Independent Auditor: reviewing and evaluating the independent auditor’s qualifications, performance, compensation and independence;

• Internal Audit: overseeing the design, implementation and performance of the Cars Commerce’s internal audit function;

• Transactions with Related Persons: reviewing and approving or ratifying related party transactions between Cars Commerce or our subsidiaries and related persons;

• Policy Oversight: implementing policies with respect to risk assessment and management, including financial, data privacy and security (including cybersecurity), business continuity, and operational risks; and

• Audit Committee Report: providing the annual Audit Committee Report.

Independence Determination The Board has determined that all members of the Audit Committee satisfy the applicable audit committee independence requirements of the NYSE and the SEC.
Financial Literacy and Audit Committee Financial Expert

The Board has also determined that all members meet the NYSE’s financial literacy requirements and that each of Don, Jill, Tom, Mike and Bryan qualifies as an “audit committee financial expert” as defined by applicable SEC rules. The Chair of the Audit Committee is a Certified Public Accountant (“CPA”) with knowledge and experience in auditing financial matters.

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Corporate Governance
Compensation Committee Committee Members Scott Forbes (Chair) Jerri DeVard Michael Kelly Donald A. McGovern, Jr. Greg Revelle Bala Subramanian Number of meetings during 2023 5
The Compensation Committee assists the Board in discharging its responsibilities relating to Cars Commerce’s compensation philosophy and director and executive officer compensation and has overall responsibility for oversight of Cars Commerce’s compensation plans, policies, and programs. The Compensation Committee’s duties and responsibilities include:

• Director Compensation: periodically reviewing and recommending to the Board the appropriate level and manner of compensation for directors, including equity-based compensation;

• CEO Compensation: annually reviewing and approving corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance considering those goals and objectives and determining and approving the CEO’s compensation level based on this evaluation;

• Executive Officer Compensation: periodically reviewing and approving the annual base salaries, short-term incentive, long-term incentive, equity awards and other forms of compensation for executive officers;

• Compensation Plans: reviewing and approving all Cars Commerce equity-based compensation plans and administering our Omnibus Incentive Compensation Plan, including approving equity grants to employees;

• Compensation Risk Management: reviewing and overseeing the risk assessment of Cars Commerce’s compensation programs and advising the Audit Committee of financial risks related matters arising from, or relating to, Cars Commerce’s compensation programs, and reporting the same to the Board;

• Organization and Succession Planning: together with the ESG Committee, annually reviewing Cars Commerce’s Organization and Succession Plan for our CEO and executive officers; and

• Compensation Committee Report: providing the annual Compensation Committee Report.

Independence Determination

The Board has determined that all members of the Compensation Committee are independent under the NYSE requirements and are “non-employee directors” as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Compensation Committee Interlocks and Insider Participation

During 2023, the members of the Compensation Committee were Scott Forbes (Chair), Jerri DeVard, Michael Kelly, Donald A. McGovern, Jr., Greg Revelle, and Bala Subramanian. No Compensation Committee member has ever been an officer or employee of Cars Commerce. No executive officer of Cars Commerce currently serves, or during the past year has served, as a member of the board of directors of any other entity that has one or more executive officers serving on our Board or Compensation Committee.

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Corporate Governance
Environmental, Social and Governance Committee Committee Members Jill Greenthal (Chair) Jerri DeVard Scott Forbes Thomas Hale Greg Revelle Jenell Ross Bryan Wiener Number of meetings during 2023 4
The ESG Committee assists our Board in overseeing environmental, including those related to sustainability and climate change, social, and governance matters, that are relevant to Cars Commerce’s business, and devoting appropriate attention and effective response to stockholder concerns regarding such matters.

The ESG Committee’s duties and responsibilities include:

Environmental

• overseeing progress and advising the Board on Cars Commerce’s environmental and climate-related goals and initiatives and Cars Commerce’s position in independent rating systems;

• maintaining oversight of communications on environmental sustainability matters, including climate-related risks and opportunities, and working with management to collect feedback on stockholder concerns related to environmental sustainability;

Social

• reviewing and discussing with management the human capital management matters relevant to Cars Commerce’s employees, including workplace health and safety, diversity and inclusion, employee engagement, and policies promoting such outcomes;

• overseeing and reviewing Cars Commerce’s policies on community involvement and corporate charitable activities;

Governance

• overseeing Cars Commerce’s corporate governance policies and practices;

• assisting the Board by identifying qualified director candidates;

• recommending Board committee appointments and chairs; and

• leading the Board in its annual review of the performance of management and of the Board itself and its committees.

Organization and Succession Planning: the ESG Committee, together with the Compensation Committee annually reviews Cars Commerce’s Organization and Succession Plan

Independence Determination The Board has determined that all members of the ESG Committee are independent under NYSE requirements.
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Corporate Governance
On April 19, 2024, Cars Commerce published its inaugural Corporate Social Responsibility and Community Action Report in conjunction with this Proxy Statement, which provides a summary of our approach to corporate social responsibility. A copy of the Corporate Social Responsibility and Community Action Report is available on our website at https://investor.cars.com/csr. Information on our website, including the Corporate Social Responsibility and Community Action Report, is not incorporated by reference in or otherwise considered a part of this Proxy Statement.
Building a Diverse and Inclusive Workforce
Cars Commerce believes that fostering a culture of inclusion strengthens our business performance, improves our ability to recruit and develop talent and provides a rewarding workplace experience that allows all our employees to thrive and succeed. Information about our workforce demographics can be found in our Corporate Social Responsibility and Community Action Report available on our website at https://investor.cars.com/csr.
Corporate Governance Documents
Cars Commerce is committed to strong corporate governance, and we believe that it is essential to creating long-term stockholder value. Aligned with that belief, our Board has adopted company-wide corporate governance policies and works with management to review and revise as appropriate on a periodic basis to ensure that the policies reflect our corporate governance objectives and best practices.
Code of Conduct
Our credibility and reputation depend upon the sound judgment, ethical behavior and personal integrity of each director, executive officer and employee. Unethical or illegal business conduct destroys trust, exposes us to legal liability and significant financial loss, and damages the very reputation for excellence we have worked hard to build. The Code of Conduct embodies our expectations on several topics including conflicts of interest, fair dealing, compliance with laws, rules, and regulations, including but not limited to applicable antitrust, anti-bribery and anti-corruption laws, protection of company assets, and protection of confidential information. Employees are expected to report any conduct that they believe in good faith to be an actual or apparent violation of our Code of Conduct, our policies or laws or regulations. We regularly review and update our Code of Conduct and related policies to ensure they provide clear, actionable guidance to our employees, executive officers, and directors.
To foster a strong culture of compliance and ethics, we conduct annual compliance training for all employees, which covers areas such as our Code of Conduct, insider trading, anti-harassment, employment discrimination and cybersecurity. Upon joining Cars Commerce and annually thereafter, our employees must complete the required compliance training. Additionally, Cars Commerce requires key employees to complete quarterly assessments/certifications to ensure that there have not been any violations of the Code of Conduct, which includes anti-corruption and business ethics, laws or regulations, suspected fraud or improper activity that has not been reported.
Governance Guidelines of the Board of Directors
The Board has adopted Corporate Governance Guidelines to serve as a framework to aid the Board in effectively conducting its business. The Corporate Governance Guidelines cover many of the policies and practices discussed in this Proxy Statement. The ESG Committee reviews the Corporate Governance Guidelines annually and recommends changes to the Board for consideration and approval as necessary or appropriate in response to changing regulatory requirements, evolving best practices and other considerations.
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Corporate Governance
Insider Trading Policy
Our Insider Trading Policy prohibits all Cars Commerce directors, executive officers and employees from trading in Cars Commerce securities while in possession of material, non-public information about Cars Commerce, and from trading any Cars Commerce derivatives (e.g., put or call options), engaging in short sales or otherwise engaging in hedging activities, and pledging of Cars Commerce securities.
Where to Find Governance Documents
Please visit the Governance section of our website at https://investor.cars.com to learn more about our corporate governance practices and to access the following material:
• Bylaws	• Committee Charters	• Ethics Reporting Guidelines
• Certificate of Incorporation	• Corporate Governance Guidelines	• Insider Trading Policy
• Clawback Policy	• Director and Management Biographies	• Labor Rights and Human Rights Policy
• Code of Conduct	• Environmental Compliance and Climate Change Policy	• Supplier Code of Conduct
18	Cars.com Inc.	2024 Proxy Statement

Proposal One:
Election of Directors
The Board, acting upon the recommendation of the ESG Committee, has nominated the following 11 directors for re-election to the Board.
• Scott Forbes • Jerri DeVard • Jill Greenthal • Thomas Hale • Michael Kelly • Donald A. McGovern Jr.	• Greg Revelle • Jenell Ross • Bala Subramanian • Alex Vetter • Bryan Wiener
Each of the director nominees currently serves on the Board and was elected by our stockholders at the 2023 Annual Meeting. Our directors are elected annually by a majority of votes cast by stockholders. If elected, each director will hold office until the 2025 Annual Meeting and until his or her successor is elected and qualified. We have no reason to believe that any of the director nominees will be unable or unwilling to serve if elected. If any nominee should become unavailable for election, our Board may designate a substitute nominee, in which event the shares represented by proxies at the Annual Meeting will be voted for such substitute nominee unless an instruction to the contrary is indicated on the proxy card.
The Board believes that the combination of the qualifications and experiences of the director nominees will contribute to an effective and well-functioning board and that the director nominees possess the relevant skills and capacity to provide effective oversight of the business and counsel to management to advance our long-term strategy and oversee the interests of our stockholders.
Further information on the Board’s composition, as well as each nominee’s qualifications and relevant experience, are provided on the following pages.
VOTE
The Board, upon recommendation of the ESG Committee, unanimously recommends that stockholders vote FOR the election of each of the nominees for director.
Director Nomination Process
Our Board believes that an appropriate balance of skills, attributes and experience is important for an effective board of directors. The ESG Committee is responsible for establishing director qualification criteria and identifying the key competencies, skills and desired areas of expertise for the Board. When evaluating potential directors for nomination to the Board, the ESG Committee considers, among other factors, the candidate’s: (i) demonstrated ability, as evidenced by significant accomplishment in the candidate’s field, to contribute meaningfully to the Board’s oversight of Cars Commerce’s
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Proposal One: Election of Directors
business and affairs; (ii) reputation for honesty and ethical conduct in the candidate’s personal and professional activities; (iii) specific experience and skills, industry background and knowledge relevant to Cars Commerce’s strategic needs; and (iv) diversity of experience and perspectives, including diversity with respect to race, gender, sexual orientation, ethnicity, background and areas of expertise.
The ESG Committee believes that a board composed of diverse backgrounds and experiences will enhance the quality of the Board’s discussions and decision-making process and expand the Board’s understanding of the needs and viewpoints of our customers, partners, employees and other stakeholders. The ESG Committee regularly reviews and evaluates the Board’s composition to determine whether the Board requires skills or experience not currently represented on the Board. If, as part of its ongoing review and evaluation, the ESG Committee or the Board determines that it requires any additional directors, Cars Commerce’s Amended and Restated Bylaws (the “Bylaws”) permit the Board to expand the size of the Board and appoint persons to fill any resulting vacancies without the need for stockholder action. The ESG Committee will consider candidates for our Board recommended by our stockholders for election at the Annual Meeting. Nominations of candidates for our Board by our stockholders for consideration at the Annual Meeting are subject to the deadlines and other requirements described under the Questions and Answers about the Annual Meeting section.
Majority Voting Standard and Director Resignation Policy
Our Bylaws provide that, in an election of directors where the number of nominees does not exceed the number of directors to be elected, each director must receive the majority of the votes cast with respect to that director. If a director does not receive a majority vote, he or she must submit a letter of resignation to the Board. The ESG Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the resignation taking into account the recommendation of the ESG Committee, which would include consideration of the vote and any relevant input from stockholders. The Board will publicly disclose its decision and its rationale within 90 days of the certification of the election results. The director who tenders his or her resignation will not participate in the Board or ESG Committee or Board’s decision regarding the resignation.
20	Cars.com Inc.	2024 Proxy Statement

Proposal One: Election of Directors
Board Composition and Experience
Board Diversity and Tenure
Our Board recognizes the value of diverse opinions, perspectives, personal and professional experiences, and backgrounds, including gender, race, ethnicity, and country of origin. We believe the judgment and perspectives offered by a diverse board of directors improves the quality of decision-making and enhances Cars Commerce’s business performance. Cars Commerce is committed to having a Board and a workforce that reflects the world in which it operates, its stockholders and its customers. Currently, our Board is composed of 73% men (8) and 27% women (3). Our Board is also 73% White (8), 18% African American (2), and 9% Asian (1). 55% of our Board is under the age of 60, 36% is between the ages of 60 and 70, and 9% is over 70 years old.

Diversity

2
African American
1
Asian
8
White

Gender

3
Women
0
Nonbinary
8
Men

Age

6
<60 years
4
60-70 years
1
71+ years

Tenure

1
1 year
3
5 years
7
6 years

Cars.com Inc.	2024 Proxy Statement	21

Proposal One: Election of Directors
Skills Matrix
The Board believes that the combination of backgrounds, skills, and experiences has produced a Board that is well-equipped to exercise oversight responsibilities on behalf of our stockholders. The following tables highlight the key skills, qualifications, experiences, and diversity attributes that each director nominee brings to our Board. The skills matrix is a summary, and it is not intended to be a complete description of all the key skills, qualifications, attributes, and experience of each director. Director nominees developed competencies in these skills through education, direct experience, and oversight responsibilities.

	Forbes	DeVard	Greenthal	Hale	Kelly	McGovern	Revelle	Ross	Subramanian	Vetter	Wiener
EXEXECUTIVE LEADERSHIP EXPERIENCE
Public or Private Company CEO Experience
Executive Leadership
RELEVANT BUSINESS EXPERIENCE
Marketplace
Digital/Internet
Marketing/Advertising
Automotive
Retail
Strategic Planning
Cybersecurity/Technology/ Innovation
FINANCIAL EXPERIENCE
Financial Expert
Capital Markets/M&A
Risk Management
Board Evaluations
The Board recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and board effectiveness. As such, the Board conducts an annual evaluation intended to determine whether the Board, each of its committees, and individual directors are functioning effectively and to provide the Board with an opportunity to reflect upon and improve processes and effectiveness. Our annual evaluation is led by the ESG Committee and is designed to elicit the views of all directors about Board effectiveness, areas of improvement, collaboration with management, current business strategy and whether steps should be taken to improve the performance of the Board and its committees. The evaluation has taken a variety of forms including written surveys and interviews conducted by the Chair of the Board. The results are then reported to the full Board, which considers the results and ways in which Board processes and effectiveness may be enhanced.
22	Cars.com Inc.	2024 Proxy Statement

Proposal One: Election of Directors
2024 Director Nominees
Director since 2017 Independent COMMITTEES: Chair, Compensation ESG	Scott Forbes Age 66
Scott has over 40 years of experience in operations, finance, mergers and acquisitions, business strategy, business integration, and building online marketplace brands. Scott has had significant board experience with companies in the online marketing, real estate, travel and digital commerce industries.

Background

• Scott’s experience includes several senior leadership positions during his 15 years at Cendant Corporation, which was formerly a leading provider of travel and real estate services and its predecessor HFS Inc, operating in more than 100 countries.
• Scott currently serves as Chairman of Ascential plc, a global specialist eCommerce business and is Senior Independent Director of Auction Technology Group plc, a proprietary platform for curated online auctions.
• Scott also previously served as Chairman of Rightmove plc, the UK’s largest online real estate portal and property website, from 2005 to 2019.
• Scott holds a B.S. from Rutgers University.

Other Public Company Board Experience:
	Current Ascential plc (2016 – Present) Auction Technology Group plc (2021 – Present)	Within past five years Rightmove plc (2005 – 2019) Travelport Limited (2016 – 2019)
Cars.com Inc.	2024 Proxy Statement	23

Proposal One: Election of Directors
Director since 2017 Independent COMMITTEES: Compensation ESG	Jerri DeVard Age 65
Jerri has more than 30 years of extensive marketing, e-Commerce, brand management and leadership experience at large global brands with in-depth knowledge of strategic, operational and financial aspects of integrated and online marketing along with expertise in brand management, customer engagement and e-Commerce.

Background

• Jerri served as Executive Vice President and Chief Customer Officer of Office Depot, Inc., an office supply retailing company, from 2018 to 2020.
• Jerri previously served as Senior Vice President and Chief Marketing Officer at The ADT Corporation from 2014 to 2016.
• Jerri also served as Executive Vice President and Chief Marketing Officer at Nokia Corporation from 2011 to 2012.
• Jerri has held senior marketing roles at Verizon Communications Inc., Citibank N.A., Revlon Inc., Harrah’s Entertainment, the NFL’s Minnesota Vikings and The Pillsbury Company.
• Jerri was also principal at DeVard Marketing Group, a firm specializing in digital and multicultural branding and marketing strategies.
• Jerri is also the founder of the Black Executive CMO Alliance (“BECA”), an alliance designed to champion corporate diversity and build the next generation of C-suite marketing executives.
• Jerri holds an M.B.A. from Atlanta University Graduate School of Business and B.A. from Spelman College.

Other Public Company Board Experience:
	Current Dow Inc. (2022 – Present) Root, Inc. (2020 – Present) Under Armour, Inc. (2017 – Present)	Within past five years N/A
24	Cars.com Inc.	2024 Proxy Statement

Proposal One: Election of Directors
Director since 2017 Independent COMMITTEES: ESG, Chair Audit	Jill Greenthal Age 67
Jill has more than 30 years of financial and investment banking experience in mergers and acquisitions, corporate finance, and highly structured transactions.
Background

• Jill was a Senior Managing Director and Senior Advisor at Blackstone in their advisory and private equity business from 2007 until her retirement in 2022.
• Jill also held leadership positions in Investment Banking at Credit Suisse First Boston, Donaldson, Lufkin & Jenrette and Lehman Brothers.
• Jill holds an M.B.A. from Harvard Business School and B.A. from Simmons University.

Other Public Company Board Experience:
	Current TaskUS, Inc. (2022 – Present)	Within past five years Akamai Technologies, Inc. (2007 – 2022) Houghton Mifflin Harcourt (2012 – 2022) Flex, Ltd. (2018 – 2020)
Director since 2017 Independent COMMITTEES: Audit ESG	Thomas Hale Age 55
Tom has extensive expertise with web marketplaces, subscription businesses, and product and technology operations, as well as financial expertise and significant management, leadership and operational experience gained through his leadership positions at multiple successful online companies.

Background

• Tom is the Chief Executive Officer of ŌURA Health Oy, a health technology company, known for the ŌURA Ring, a smart ring used to track sleep and physical activity.
• Prior to joining ŌURA Health Oy, Tom was President of Momentive, an agile experience management company, and the makers of GetFeedback and SurveyMonkey from 2016 to 2022.
• Tom also served as Chief Operating Officer of HomeAway, an internet marketplace for vacation rentals from 2010 to 2015.
• Tom holds a B.A. from Harvard University.

Other Public Company Board Experience:
	Current N/A	Within past five years N/A
Cars.com Inc.	2024 Proxy Statement	25

Proposal One: Election of Directors
Director since 2018 Independent COMMITTEES: Audit Compensation	Michael Kelly Age 66
Mike brings 40 years of experience in advertising technology, digital transformation, and delivering quality content to consumers across all media platforms.
Background

• Mike is currently the Co-Founder of Kelly Newman Advisors, an advisory and investment firm which specializes in media, marketing, advertising and related technology, and has served as its Chief Executive Officer since its formation in September 2016.
• Mike previously served as President and Chief Executive Officer of The Weather Channel Companies from 2009 to 2012.
• Mike also previously served as President of AOL Media Networks, a division of Time Warner, Inc. from 2004 to 2007 and President of Global Marketing for Time Warner Inc. from 2002 to 2004.
• Mike holds a B.A. from the University of Illinois at Urbana-Champaign.

Other Public Company Board Experience:
	Current N/A	Within past five years N/A
Director since 2017 Independent COMMITTEES: Audit, Chair Compensation	Donald A. McGovern Jr. Age 73
Don brings wide-ranging operational, financial, accounting, audit, restructuring, divestiture, mergers and acquisitions and risk management experience gained through more than 45 years of financial and accounting experience.

Background

• In June 2013, Don retired from PricewaterhouseCoopers (“PwC”) following a 39-year career with the firm.
• While at PwC, Don served as Vice Chairman and Global Assurance Leader and was responsible for risk management oversight for the Assurance Practice for all PwC territories. Prior to this role, he was lead director for PwC’s US Board of Partners, a member of the PwC Global Board of Partners and managing partner of PwC’s San Jose/Silicon Valley practice.
• Don is a member of the American Institute of Certified Public Accountants and is currently licensed in California, Illinois and New York.
• Don holds an M.B.A. from DePaul University and B.A. from Marquette University.

Other Public Company Board Experience:
	Current N/A	Within past five years 180 Life Sciences (2020 – 2023) CRH, plc (2013 – 2019)
26	Cars.com Inc.	2024 Proxy Statement

Proposal One: Election of Directors
Director since 2017 Independent COMMITTEES: ESG Compensation	Greg Revelle Age 46
Greg brings senior leadership expertise in digital transformation, brand positioning, media, customer strategy and traffic generation, as well as sophisticated analytics capabilities and automotive marketing experience gained across industries.

Background

• Greg is the CEO and Founder of Revatek.
• Greg previously served as the Chief Commercial Officer at Cap Hill Brands from 2022 to 2024.
• Prior to joining Cap Hill Brands, Greg was the Chief Marketing Officer for Kohl’s from 2019 to 2022, and was responsible for the marketing organization and overall marketing strategy, including the company’s focus on driving customer engagement through analytics, enhancing the loyalty platform, accelerating customer traffic and continuing to build Kohl’s overall brand position.
• Prior to joining Kohl’s, Greg was the Chief Marketing Officer at Best Buy from 2015 to 2017.
• Greg also served as Chief Marketing Officer at AutoNation from 2012 to 2014; Vice President of worldwide online marketing at Expedia from 2009 to 2012; and as an investment banker at Credit Suisse from 2000 to 2003.
• Greg holds an M.B.A from Harvard Business School and B.A. from Princeton University

Other Public Company Board Experience:
	Current N/A	Within past five years N/A
Director since 2021 Independent COMMITTEES: Audit ESG	Jenell R. Ross Age 54
Jenell brings valuable insights to the Board through her years of leadership in the automotive industry and the many public, civic and charity boards on which she is involved, and her real-world experience as a successful dealer and owner-operator further enhances the perspectives of our Board.

Background

• Jenell is the President of the Bob Ross Auto Group in Centerville, Ohio, a position she has held since 2010.
• Jenell holds a B.A. from Emory University
• Jenell also completed the General Motors Dealer Management Development Program and National Automobile Dealers Association Dealer Candidate Academy.

Other Public Company Board Experience:
	Current Hub Group, Inc. (2020 – Present)	Within past five years N/A
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Proposal One: Election of Directors
Director since 2018 Independent COMMITTEES: Audit Compensation	Bala Subramanian Age 52
Bala brings more than 16 years of leadership and management experience in digital transformations and building out best-in-class consumer experiences in competitive environments.
Background

• Bala serves as Executive Vice President (EVP) and Chief Digital and Technology Officer at UPS and is responsible for leading the company’s digital transformation to enhance customer and employee experiences, build digital fluency and improve organizational agility.
• Prior to joining UPS, Bala served as Chief Digital Officer at AT&T from 2018 to 2022 where he led the transformation of customer and employee experiences across all company touchpoints.
• Bala also served as Chief Digital Officer at Best Buy from 2017 to 2018 and was part of the senior leadership team involved in the company’s digital transformation.
• Earlier in his career, Bala served in technology leadership roles at T-Mobile U.S.A. Inc. and Ericsson.
• Bala holds his M.B.A. from the Fuqua School of Business at Duke University, a M.S. from the University of Oklahoma, and a B.A. from the University of Madras

Other Public Company Board Experience:
	Current N/A	Within past five years Ahold Delhaize (2021 – 2023)
Director since 2017	Alex Vetter Age 53
Alex serves as the CEO of Cars Commerce. Alex is one of the founding members of Cars.com, and since becoming CEO in 2014, has taken Cars Commerce public and transformed the business model from an online listings and content provider to a technology platform powering innovative solutions and frictionless omni-channel experiences for the automotive industry.

Background

• Prior to serving as CEO, Alex served in several senior management roles for Cars Commerce spanning multiple functional areas.
• From 2006 until 2014, Alex served as Senior Vice President and Chief Operating Officer at Cars.com Inc.
• Prior to Cars Commerce, Alex served as Manager of Business Development of Classified Ventures from 1997 to 1998, and as Business Development Manager of Tribune Interactive/Tribune Media Services from 1996 to 1997.
•  Alex holds a B.A. from Providence College.

Other Public Company Board Experience:
	Current N/A	Within past five years N/A
28	Cars.com Inc.	2024 Proxy Statement

Proposal One: Election of Directors
Director since 2018 Independent COMMITTEES: Audit ESG	Bryan Wiener Age 53
Bryan is an entrepreneur and 25-year advertising industry veteran who is experienced in successfully transforming and growing companies in highly disruptive environments.
Background

• Bryan is currently the CEO of Profitero, Inc. a leading global enterprise eCommerce SaaS analytics platform, where he has served since 2020.
• Bryan previously served as CEO of Comscore, Inc., a global leader in cross-platform audience and advertising measurement from 2018 to 2019 and served as a member of the board of directors from 2017 to 2019.
• Prior to joining Comscore Inc., Bryan co-founded and was co-CEO of Innovation Interactive, the parent company of award-winning digital agency 360i and search marketing SaaS provider, Ignition One.
• Bryan also previously served as the Chairman of Expion, a social content and analytics software SaaS company from 2014 until the company was acquired in 2015.
• Bryan also previously held a series of senior management positions at public companies, including serving as president of Net2Phone Global Services, LLC, a subsidiary of Net2Phone, Inc., an early VoIP software company.
• Prior to Net2Phone, Bryan served as general manager at theGlobe.com, one of the first-ever social media companies.
• Bryan holds an M.B.A from the Stern School of Business at New York University and a B.A. from Syracuse University.

Other Public Company Board Experience:
	Current N/A	Within past five years Comscore, Inc. (2017 – 2019)
Compensation of Non-Executive Directors
Cars Commerce’s philosophy regarding director compensation is to align the interests of non-executive directors with the interests of our stockholders and to provide market competitive compensation commensurate with the work required to serve on the Board. Under the Cars Commerce Non-Executive Director Compensation Program, each of our non-executive directors receives:
•	an annual cash retainer of $75,000, payable quarterly, plus an additional $1,000 per meeting if the number of meetings of any one committee exceeds eight meetings per year;
•
an annual equity award in the form of restricted stock units (“RSUs”) with a target grant date value equal to $180,000, which will vest on the terms described in the table below and be eligible for dividend equivalents that would be deemed to be reinvested in shares of our common stock; and

•
an additional annual cash retainer of $20,000, payable quarterly, to committee chairs and an additional annual equity award to the independent Chair of the Board in the form of RSUs with a target grant date value equal to $75,000, which will vest on the terms described below and be eligible for dividend equivalents.

Cars.com Inc.	2024 Proxy Statement	29

Proposal One: Election of Directors
Non-executive directors may receive compensation for providing additional support and services, based on the recommendation of the Compensation Committee and the approval of the Board. Non-executive directors also have the option to defer receipt of their equity awards after their vesting date.
Stock Ownership and Retention Policy
Our non-executive directors are subject to minimum share ownership and stock retention requirements. Under our Stock Ownership and Retention Policy, non-executive directors are expected to hold shares of our common stock with a value of three times the annual cash retainer (currently $225,000). Our non-executive directors are expected to hold at least 50% of the shares received from Cars Commerce as compensation until the stock ownership requirements are met. As of the date of this Proxy Statement, all current non-executive directors are in compliance with these guidelines.
2023 Director Compensation Table
The following table shows the compensation earned, paid or awarded to our non-executive directors for their service on the Board during the fiscal year ending on December 31, 2023. Alex Vetter, our CEO, did not receive additional compensation for his service on the Board. Information on compensation paid to Mr. Vetter in his role as CEO during the fiscal year ending December 31, 2023, is described in the Compensation Discussion and Analysis section and the Summary Compensation Tables of this Proxy Statement.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Scott Forbes(3)	95,000	255,012	350,012
Jerri DeVard(3)	75,000	180,017	255,017
Jill Greenthal	100,000	180,017	280,017
Tom Hale	75,000	180,017	255,017
Mike Kelly(4)	75,000	180,017	255,017
Don McGovern(3)	95,000	180,017	275,017
Greg Revelle	75,000	180,017	255,017
Jenell Ross(4)	75,000	180,017	255,017
Bala Subramanian(4)	75,000	180,017	255,017
Bryan Wiener(3)	75,000	180,017	255,017
(1)
Reflects annual cash retainer of $75,000 and an additional annual cash retainer of $20,000, for service as a committee chair, if applicable, all paid quarterly and, with respect to Jill, includes an additional cash retainer of $5,000 for service as interim co-chair of the Audit Committee.

(2)
Amounts disclosed represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. On June 7, 2023, an annual equity award in the form of 9,371 RSUs was granted to each non-executive director based on a target grant date value equal to $180,000. Scott received an additional annual equity award of 3,904 RSUs based on a target grant date value equal to $75,000 for serving as the independent chair. Each of these RSUs will vest on the earlier of June 1, 2024 or the day preceding the 2024 Annual Meeting of Stockholders if that occurs before June 1, 2024, and these awards were the only unvested awards held by the non-executive directors as of December 31, 2023.

(3)	Each of Scott, Don, Bryan and Jerri has elected to defer delivery of the underlying shares of stock once his/her RSUs vest until separation from service on the Board.
(4)
Each of Bala, Mike and Jenell has elected to defer delivery of the underlying shares of stock once the RSUs vest until the earlier of the third anniversary of the grant date or separation from service on the Board.

30	Cars.com Inc.	2024 Proxy Statement

Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis (“CD&A”) describes Cars Commerce’s compensation program, philosophy, decisions and the process for the compensation of our Named Executive Officers (“NEOs”) for fiscal 2023 (January 1, 2023 to December 31, 2023). Additionally, we outline our rationale for the compensation framework for fiscal 2023. We are committed to maintaining a close alignment of our executive pay programs with Cars Commerce and our stockholders’ interests, which includes establishing a compensation structure that will allow us to fairly reward, attract and retain key talent.
Our Executive Officers
For fiscal 2023, our Executive Officers, who also constitute our NEOs, were:
Name	Position with Cars.com Inc.
Alex Vetter	Chief Executive Officer
Sonia Jain	Chief Financial Officer
Doug Miller	President and Chief Commercial Officer
Angelique Strong Marks	Chief Legal Officer and Corporate Secretary
Information on Alex Vetter, who is also a member of our Board, can be found in the “2024 Director Nominee” section.
Sonia Jain Chief Financial Officer Age 44
Background
Sonia serves as our Chief Financial Officer and in this role, she is responsible for Cars Commerce’s financial health and leads accounting, finance and analytics, treasury, investor relations and strategic planning. Sonia joined Cars Commerce as Chief Financial Officer in July 2020 and was reappointed to the role in October 2022 after serving as Chief Financial Officer of Convoy Inc. from April 2022 to September 2022. Sonia was also the Chief Financial Officer of Redbox Automated Retail from September 2016 to July 2020. On March 1, 2024, Sonia joined the board of directors of AMC Entertainment Holdings, Inc. Sonia holds a M.B.A. from Harvard University, M.S. from Massachusetts Institute of Technology, and B.S.E. from Princeton University.

Cars.com Inc.	2024 Proxy Statement	31

Compensation Discussion and Analysis
Doug Miller President and Chief Commercial Officer Age 53
Background
Doug serves as our President and Chief Commercial Officer and in this role, he is responsible for commercial strategy and execution. Doug served as Chief Revenue Officer from July 2018 to December 2021. Prior to joining Cars Commerce, Doug served as Chief Revenue Officer at online consumer marketplace LivingSocial where he helped grow the company from a small start-up to a global enterprise with nearly $2 billion in sales. Doug also held executive positions at Expedia, Ticketmaster and Citysearch. Doug holds a B.A. from Hamilton College.

Angelique Strong Marks Chief Legal Officer and Corporate Secretary Age 56
Background
Angelique serves as our Chief Legal Officer and Corporate Secretary and in this role, she is responsible for Cars Commerce’s legal corporate governance, compliance and information security and data privacy matters. Cars Commerce appointed Angelique to this role in April 2022. Prior to joining Cars Commerce, Angelique served as General Counsel and Corporate Secretary at REE Automotive where she was part of the core team that successfully established REE as a publicly traded company. Angelique also served as General Counsel, Corporate Secretary and Compliance Officer at MAHLE Industries and Behr America, global suppliers to the automotive industry. Angelique holds a J.D. from the Ohio State University, a M.B.A. from Miami University and a B.S. from the University of Akron.

32	Cars.com Inc.	2024 Proxy Statement

Compensation Discussion and Analysis
Fiscal 2023 Performance
2023 was a year of significant progress for our business, as we advanced our platform strategy through the introduction of Cars Commerce, the rollout of our Marketplace Repackaging initiative and our expansion into Canada with the acquisition of D2C Media Inc. At the beginning of fiscal 2023, management proposed, and the Board approved our financial plan. The Compensation Committee then approved the fiscal 2023 short-term incentive plan based upon the 2023 financial plan and set long-term incentive targets based on our three-year outlook. Our fiscal 2023 financial results, which is the criteria Cars Commerce uses to measure performance relative to our 2023 short-term incentive plan were as follows:
Revenue	Net Income	Adjusted EBITDA(1)
$689.2 million	$118.4 million	$194.9 million
Up $35.3 million, or 5% increase year-over-year	$1.74 per diluted share	or 28.3% of revenue
(1)
Adjusted EBITDA is not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Cars Commerce uses Adjusted EBITDA as a measure for determining incentive compensation targets. For a reconciliation of Adjusted EBITDA to its most directly comparable financial measure prepared in accordance with GAAP, see below:

Non-GAAP Reconciliation (in thousands) Year Ended December 31, 2023
Reconciliation of Net Income to Adjusted EBITDA
Net Income	$118,442
Interest expense, net	$32,425
Income tax (benefit) expense	($100,337)
Depreciation and amortization	$101,000
Stock-based compensation, including related payroll tax expense	$30,127
Non-operating foreign exchange income	($2,072)
Write-off of long-lived assets and other	$1,027
Severance, transformation and other exit costs	$3,574
Transaction-related items	$10,698
Adjusted EBITDA	$194,884
Revenue for the year totaled $689.2 million, an increase of $35.3 million, or up 5%, compared to the prior year period. 2023 Net Income totaled $118.4 million, or $1.74 per diluted share, compared to Net Income of $17.2 million, or $0.25 per diluted share in the prior year. Adjusted EBITDA for the year totaled $194.9 million, or 28% of revenue, compared to $186.7 million, or 29% of revenue, in the prior year period.
Cars.com Inc.	2024 Proxy Statement	33

Compensation Discussion and Analysis
Our Compensation Philosophy
Our executive compensation program is designed to recruit, retain and fairly reward highly skilled executives who bring the business acumen necessary to achieve our long-term business objectives. We pay for performance and design executive compensation programs that reward short-term and long-term performance and align the financial interests of executive officers with those of our stockholders. Accordingly, the compensation packages provided to our executives include both cash and equity-based components. We evaluate performance and compensation levels to ensure that:
•	we maintain our ability to attract and retain outstanding employees in executive positions,
•	executive compensation remains competitive with the compensation paid to similarly situated executives at companies with whom we compete for talent, and
•	compensation programs are applied in a performance-oriented manner.
What We Do in Our Compensation Programs
Annually assess risk associated with our compensation program
Assess our compensation programs against peer companies and best practices
Review total compensation when making executive compensation decisions
Establish, communicate, and monitor measurable goals and objectives
Establish maximum award levels for short- and long-term incentive plans
Avoid incentives that encourage excessive risk
Require executives to pre-clear all stock transactions
Require adherence to our Stock Ownership and Retention Policy
Subject executive incentive-based compensation to our Clawback Policy
Engage with stockholders regarding perspectives on executive compensation
Obtain advice of an independent compensation consultant
What We Do Not Do or Allow in Our Compensation Programs
No dividends or dividend equivalents on unearned or unvested share units
No hedging transactions or short sales involving Cars Commerce stock
No pledging of Cars Commerce stock as collateral or depositing or holding Cars Commerce stock in a margin account
No tax gross-ups on change-in-control payments
No single-trigger change-in-control payments
No executive perquisite programs

34	Cars.com Inc.	2024 Proxy Statement

Compensation Discussion and Analysis
Role of the Compensation Committee, Management, Compensation Consultants and Compensation Peer Groups
Role of the Compensation Committee
Our Compensation Committee is responsible for establishing the compensation of our NEOs. The Compensation Committee oversees (i) administration of Cars Commerce’s executive compensation plan, policies and programs, including corporate goals and objectives relating to compensation, short-term bonus (incentive) plans and long-term equity compensation plans, (ii) approval of grants of equity awards, and (iii) organization and succession planning. The Compensation Committee is appointed by the Board.
Role of Executive Officers
Management participates in the review and refinement of our executive compensation program. Our CEO meets with the Compensation Committee to discuss compensation packages for the executive team and to review the performance of Cars Commerce and each executive, other than himself, and makes recommendations with respect to the appropriate base salary, annual cash bonus and grants of long-term equity awards. After considering these recommendations and other considerations discussed below, the Compensation Committee determines the annual compensation package for each executive.
Role of Compensation Consultants
The Compensation Committee regularly reviews our compensation philosophy and objectives. As part of this process, it monitors, reviews and evaluates our executive compensation program to determine and ensure that it provides reasonable compensation that aligns with its philosophy and objectives. During fiscal year 2023, the Compensation Committee engaged Korn Ferry as the Compensation Committee’s independent compensation consultant to provide an executive compensation program assessment, peer group analysis, incentive plan design review and related compensation advice. After considering the required factors relevant to evaluate independence, the Compensation Committee determined that Korn Ferry is an independent compensation consultant in accordance with applicable SEC and NYSE rules. Representatives of Korn Ferry participated in all meetings of the Compensation Committee in 2023.
During fiscal 2023, Korn Ferry provided the following services as requested by the Committee:
•	Assisted in the development of the compensation market data we used to understand market competitive compensation practices;
•	Reviewed and assessed our compensation practices and the cash and equity compensation levels of our executive officers;
•	Reviewed and assessed our current compensation programs to determine any changes that may need to be implemented in order to remain competitive with the market;
•	Reviewed and assessed a broad range of compensation practices against peer companies to ensure alignment with market practices; and
•	Advised on regulatory developments relating to executive compensation.
Cars.com Inc.	2024 Proxy Statement	35

Compensation Discussion and Analysis
Working with Korn Ferry, the Compensation Committee considered multiple sources of data to evaluate the fairness of our compensation structures and whether they met our compensation objectives. We also considered how our compensation practices compare to market practices among relevant companies in terms of size, industry and geography. Among other factors considered and provided by Korn Ferry are the following, when available, regarding compensation for executives:
•
Data from base salary, bonus and equity compensation surveys that include companies of a similar size, based on metrics such as revenue, profitability measurements, growth and market capitalization; and

•
Compensation data for executive officer positions for comparable companies based upon current and prior proxy statements and other SEC filings of relevant companies, including direct industry competitors and non-industry companies with which we commonly compete for talent (including both regional and national competitors).

As it does on at least an annual basis, in 2023 the Compensation Committee worked with Korn Ferry to review the composition of our peer group to determine if Cars Commerce’s compensation structure required any changes. The Compensation Committee evaluated the peer group based on a variety of factors including revenue, size, market capitalization, industry, talent market and organizational structure. Based on the aforementioned factors, we conducted a thorough review and analysis of our previous peer group and the available data on our industry and market. As a result of this review, six peer companies were removed in 2023: America’s Car-Mart, Inc., CoStar Group, Inc., Groupon, Inc., Match Group, Inc., TripAdvisor, Inc. and Vroom, Inc. Seven peer companies were added in 2023: Ebix, Inc., EverCommerce Inc.,
Iridium Communications, Inc., Magnite Inc., TechTarget Inc., Vivid Seats Inc. and Upwork Inc. The 2023 peer group now consists of 14 companies. We believe that this change will help us to improve the comparability and relevance of our executive compensation practices and ensure that they are competitive and reasonable in comparison to our peers. We will continue to monitor and evaluate our peer group selection process to ensure that it remains effective in providing an appropriate benchmark for our executive compensation practices.
In connection with the Compensation Committee’s approval of executive officer base salary, short-term incentives and equity compensation discussed below in the section titled “Principal Elements of Our Executive Compensation Practices,” data regarding compensation practices for comparable executive officer positions at the following peer companies were considered and used for the purpose of determining competitive compensation levels:
2023 Compensation Peer Group
CarGurus Inc.	Magnite Inc.	Upwork Inc.
Ebix Inc.	QuinStreet Inc.	Vivid Seats Inc.
EverCommerce Inc.	Shutterstock Inc.	Yelp Inc.
Gogo Inc.	TechTarget Inc.	Ziff Davis Inc.
Iridium Communications Inc.	TrueCar Inc.
Stockholder Engagement
Cars Commerce actively engages with stockholders on a broad range of topics which from time to time also includes topics related to compensation and our compensation philosophy. Cars Commerce engages in proactive outreach to stockholders to discuss and receive input, provide additional information, and address questions about matters including but not limited to our business strategy, financial performance, capital allocation, executive compensation programs, corporate
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Compensation Discussion and Analysis
governance and ESG philosophy and policies. Our senior management team, including the Chief Executive Officer, the Chief Financial Officer, and the Director of Investor Relations, and from time to time, the Chair of our Board and Compensation Committee, engage in meaningful dialogue with our stockholders through in-person and teleconference meetings, earnings calls and other channels of communication.
Considerations of 2023 Say-On-Pay-Vote
At our 2023 Annual Meeting of Stockholders, 94% of our stockholders approved our advisory “say-on-pay” proposal to approve the compensation of our NEOs, based on the total votes cast. We considered the results of the “say-on-pay” vote in determining our 2023 executive compensation and did not make any changes to our compensation practices as a result of the vote given the strong level of support.
Principal Elements of Our Executive Compensation Practices
As described below, the key elements of our compensation package for NEOs are base salary, short-term (annual) cash incentive plan (“STIP”) awards, equity-based awards, and our benefits programs
Pay Elements	Objective	Benefit to Stockholders
Base Salary	• Provides NEOs with competitive level of fixed compensation • Reflects individual performance and scope of responsibilities, as well as the competitive market for executive talent	• Competitive salaries help us fairly compensate, attract and retain talented executives
STIP	• Rewards NEOs for achieving annual company and individual goals	• Focused on meeting key short-term business objectives and performance metrics
Equity-Based Awards	• Provides equity awards for NEOs to focus on long-term stockholder value creation
• 50% of the award value for our CEO, CFO and CCO is based on long-term performance metrics correlated with an increase in long-term market valuation
• Assists in retention of key executives and focus on long-term strategic objectives

Pay Mix, Awards, and Targets
Each NEO’s compensation has been individually designed to provide a combination of fixed and at-risk compensation that is tied to the achievement of Cars Commerce’s short- and long-term objectives.
Equity grants represent the majority of our executives’ total direct compensation at target (sum of base salary, STIP and equity-based awards). This helps to align our NEOs’ interests with those of our stockholders. We intend to continue our practice of awarding equity to our NEOs as it reaffirms our philosophy of paying for performance and aligning compensation directly to the long-term value and growth of Cars Commerce.
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Compensation Discussion and Analysis
The following charts show the weight of each element of compensation relative to target direct compensation for our CEO and the other NEOs, in the aggregate. In 2023, 89% of aggregate CEO target compensation was variable compensation. Of that variable amount, 13% was in the form of the STIP cash-based award and the remaining 87% was in the form of Long-Term Incentive Plan (LTIP) equity-based awards comprised of both time-based and performance-based equity grants with multi-year vesting periods.

In 2023, 79% of aggregate NEO (other than CEO) target compensation was variable compensation. Of that variable amount, 25% was in the form of the STIP cash-based award and the remaining 75% was in the form of LTIP equity-based awards comprised of both time-based and performance-based equity grants that have multi-year vesting periods.

Base Salary
Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent. Each NEO’s base salary is generally reviewed annually to determine whether an adjustment is warranted or required based on the competitive market, the economic environment and the individual’s performance.
In determining base salaries for our NEOs, the Compensation Committee considers several factors, including:
•	The scope of responsibilities, prior experience, and qualifications;
•	Past individual performance;
•	Base salary and total compensation relative to other executives in similar positions;
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Compensation Discussion and Analysis
•	Competitive market conditions and market data; and
•	Recommendations of the CEO, other than with respect to his own compensation.
After considering the above factors, the Compensation Committee determined that the salaries for most of our NEOs were appropriate and did not make any adjustments, other than a modest increase to Angelique’s salary as set forth below, effective as of April 1, 2023.
Name	2022 Annual Base Salary Rate ($)	2023 Annual Base Salary Rate ($)
Alex Vetter	750,000	750,000
Sonia Jain	550,000	550,000
Doug Miller	500,000	500,000
Angelique Strong Marks	375,000	393,750
Short Term Incentive Plan (STIP) Awards
We offer our NEOs the opportunity to earn STIP awards based on achieved performance against Compensation Committee-approved single-year performance goals. The Compensation Committee, in its sole discretion with respect to the CEO and in collaboration with the CEO for all other NEOs, determines whether and to what extent STIP awards shall be paid to each NEO. The Compensation Committee approved a Company Performance Factor (“CPF”) of 107.8% which is based on internal targets previously established and approved by the Compensation Committee included in the 2023 STIP. The Compensation Committee selected Revenue and Adjusted EBITDA targets to measure annual performance because they are and have been the metrics by which management has measured success and accountability, both internally and externally.
Overview of 2023 STIP Awards
In 2023, our NEOs participated in our STIP program. The Compensation Committee set each NEO’s 2023 target STIP award opportunity (expressed as a percentage of base salary) based on several factors, including Cars Commerce’s financial performance relative to targets set by the Compensation Committee, the NEO’s scope of duties and responsibilities, internal pay equity considerations and competitive market conditions and data. The cash payout under this program was equal to the product of the following Compensation Committee-approved performance factors: (i) the CPF, which is related to achieved performance against two equally weighted performance metrics, Adjusted EBITDA and Revenue, multiplied by (ii) the Individual Performance Factor (“IPF”), which is related to each NEO’s performance considering functional leadership, talent and team growth and role modeling. Cars Commerce defines Adjusted EBITDA as net income (loss) before (1) interest expense, net, (2) income tax (benefit) expense, (3) depreciation, (4) amortization of intangible assets, (5) stock-based compensation expense, (6) unrealized mark-to-market adjustments and cash transactions related to derivative instruments, and (7) certain other items, such as transaction-related items, severance, transformation and other exit costs and write-off and impairments of goodwill, intangible assets and other long-lived assets.
Based on achieved performance against the two financial metrics, the CPF may make a NEO eligible to earn between 0% and 200% of the NEO’s target STIP opportunity. In accordance with the STIP formula, the threshold payout for Adjusted EBITDA requires the attainment of at least 90% of target Adjusted EBITDA to yield 37.5% of the NEO’s target STIP
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Compensation Discussion and Analysis
opportunity, and the threshold payout for Revenue requires the attainment of at least 90% of target Revenue to yield 37.5% of the NEO’s target STIP opportunity. As described above and below, the amount earned under the financial metrics is subject to adjustment based on a NEO’s IPF, based on functional leadership, talent and team growth and role modeling.
Determination of 2023 STIP Awards
Using the Revenue and Adjusted EBITDA calculations described above, the table below shows target, threshold, and maximum goals for each financial metric, 2023 results achieved against these goals and the CPF payout calculation (expressed as a percentage of target STIP opportunity) for each financial metric.
Financial Metrics	Goal Weighting %	Threshold (Payout %) $	Target $	Maximum $	2023 Results $	Performance Payout %
		75%	100%	200%
Revenue ($ in millions)	50%	615.1	683.4	785.9	689.2	51.4%
Adjusted EBITDA ($ in millions)	50%	172.3	191.5	220.2	194.9	56.4%
Company Performance Factor						107.8%
Based on the approved formula as described above, management recommended, and the Compensation Committee adopted, a CPF of 107.8%.
In general, based on a NEO’s individual performance, the CEO recommends to the Compensation Committee (other than for himself) the NEO’s IPF, which may range between 0% to 150%. The CEO recommendation considers each NEO’s contribution to deliver our financial results, lead and develop their teams, including creating a diverse and inclusive talent strategy - while driving overall strategic and operational contributions to create stockholder value. The Compensation Committee determined the CEO’s IPF to be 100%. The Compensation Committee also determined, based on the CEO’s recommendation, that Sonia, Doug and Angelique’s IPF to be 100%.
Based on such payout percentages, the Compensation Committee approved the following determination of each NEO’s 2023 cash award under the STIP:
Name	2023 Annual STIP Target (as a % of Salary Earned)	2023 Annual STIP Target $	2023 CPF %	2023 IPF %	2023 STIP Award Earned $
Alex Vetter	110%	825,000	107.8%	100%	889,350
Sonia Jain	110%	605,000	107.8%	100%	652,190
Doug Miller	110%	550,000	107.8%	100%	592,900
Angelique Strong Marks(1)	50%	194,531	107.8%	100%	209,705
(1)	Angelique also received a one-time bonus of $40,000 in recognition of her contributions to Cars Commerce’s achievement of International Organization for Standardization (“ISO”) 27001 certification.
Long-Term Incentive Plan (LTIP) – Equity Awards
Our LTIP awards are designed to drive achievement of long-term operational and financial goals and increase stockholder value, as well as to attract and retain key talent. Cars Commerce has a pay-for-performance culture and includes performance conditions in a portion of equity grants to certain executive leaders. The Compensation Committee approved
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Compensation Discussion and Analysis
targets with a three-year performance period for performance-based Restricted Stock Units (“PSUs”) comprising 50% of the equity grant allocation to Alex, Sonia and Doug in 2023. The Board believes Revenue and Adjusted EBITDA compound annual growth rates over a three-year period are the most appropriate metrics and most correlated with Cars Commerce’s success and the sustainable growth in stockholder value.
Target long-term incentive awards are based on a percentage of base salary or a fixed dollar amount. In 2023, the Compensation Committee set each NEO’s LTIP target value based on the NEO’s role and responsibilities, internal equity considerations, competitive market conditions and data and target direct compensation. Our NEOs’ LTIP target values were as follows:
Name	2023 Annual LTIP Target Value ($)
Alex Vetter	$5,500,000
Sonia Jain	$1,787,500
Doug Miller	$1,500,000
Angelique Strong Marks	$689,063
The Compensation Committee makes LTIP equity grants annually at its March meeting following issuance of Cars Commerce Annual Report on Form 10-K.
2023 Equity Pay Mix
The Compensation Committee approved the following 2023 equity pay mix for our NEOs:
•	CEO, CFO and CCO equity pay mix: 50% PSUs and 50% time-based Restricted Stock Units (“RSUs”)
•	CLO equity pay mix: 100% RSUs
2023 Performance Share Units (PSUs)
In 2023, the Compensation Committee awarded the CEO, CFO and CCO equity grants in the form of PSUs. The PSUs are based on a three-year performance period consisting of fiscal years 2023, 2024, and 2025, measuring performance against pre-established Revenue and Adjusted EBITDA growth targets and will include threshold and maximum payouts as indicated in the chart below.
		Performance Achievement %
Financial Metrics (in Millions)	Goal Weighting %	Threshold %	Target %	Maximum %
Three-Year Average Growth – Revenue	50%	25%	100%	200%
Three-Year Compound Annual Growth Rate – Adjusted EBITDA	50%	25%	100%	200%
2023 – 2025 LTIP Payout		25%	100%	200%
Name	Number of Securities Underlying PSUs Granted in 2023 (at Target)
Alex Vetter	166,971
Sonia Jain	54,266
Doug Miller	45,538
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Compensation Discussion and Analysis
2023 Restricted Stock Units (RSUs)
The number of RSUs granted was determined by dividing the approved value of each grant by the closing share price of a share of Cars Commerce common stock on the date of grant. The 2023 RSUs vest in equal annual installments over a three-year period. Generally, a NEO must be employed through each vesting date to avoid forfeiting any unvested RSUs except as provided by Cars Commerce severance plans. RSUs that vest on each vesting date are settled in shares of common stock, less shares that may be withheld by Cars Commerce for payment of taxes. The following table shows the number of RSUs granted to our NEOs in 2023.
Name	Number of Securities Underlying RSUs Granted in 2023
Alex Vetter	166,971
Sonia Jain	54,266
Doug Miller	45,538
Angelique Strong Marks	41,838
Other Compensation
In addition to the primary elements of compensation (base salary, cash bonuses and equity awards) described above, NEOs may participate in benefit programs generally available to our employees, including a 401(k) plan that provides for matching contributions up to a stated limit.
Executive Compensation Policies and Arrangements
Employment Arrangements
In general, with the exception of offer letters provided to all Cars Commerce employees, Cars Commerce does not enter into employment agreements with its employees. In certain instances, to attract and retain executives or key employees, Cars Commerce may provide sign-on bonuses (typically reflected in the offer letter) or award bonuses in recognition of interim service beyond the executive’s normal role. To minimize the need for unique employment agreements and to establish compensation programs that are market competitive, we have also adopted a Change-in-Control Severance Plan and an Executive Severance Plan as described in the section “Named Executive Officer Compensation – Potential Payments Upon Termination or Change in Control” below.
Stock Ownership and Retention Policy
Cars Commerce is committed to fostering a compensation structure that aligns each executive’s interests with those of our stockholders. As part of these alignment efforts, the Board adopted a Stock Ownership and Retention Policy that requires executive officers, including each NEO, to maintain a meaningful level of investment in Cars Commerce common stock. The levels of stock ownership are reviewed by the ESG Committee to evidence compliance with the guidelines. Executive officers are expected to hold shares (at least 50% of the net shares received after shares are withheld by Cars Commerce in payment of withholding taxes, counting unvested RSUs at 50% of the underlying shares, and PSUs at zero until the performance period is complete) received under equity grants until the stock ownership requirements are met. The following table reflects the minimum stock ownership guidelines for the executive officers, including the NEOs. All NEOs are currently in compliance with the Stock Ownership and Retention Policy.
Executive	Minimum Guideline Multiple of Base Salary
CEO	5x
President	2x
Chief Financial Officer	2x
CEO direct reports	1x
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Compensation Discussion and Analysis
Hedging and Other Prohibited Transactions Policy
Our Insider Trading Policy prohibits employees, including executive officers, directors and their family members, from engaging in short sales, directly or indirectly, trading in puts or calls, options, warrants or similar instruments relating to Cars Commerce securities or selling such securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery), day-trading or hedging with respect to Cars Commerce securities. These restrictions are also applicable to hedging transactions through the purchase of financial instruments, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, trading on margin or in margin-related derivatives, or any financial instruments or derivatives or entering into any contracts, warrants or the like for the purpose of hedging price movements in Cars Commerce securities. Additionally, directors and executive officers may not, directly or indirectly, pledge Cars Commerce securities as collateral on any debt instrument.
Incentive Compensation Clawback Policy
Cars Commerce believes that it is in the best interests of Cars Commerce and its stockholders to create and maintain a culture that emphasizes integrity, accountability and that reinforces Cars Commerce’s pay-for-performance compensation philosophy. In accordance with the NYSE listing standards, Section 10D of the Exchange Act, and Rule 10D-1 under the Exchange Act, the Compensation Committee adopted a Clawback Policy (the “Clawback Policy”) to recover certain excess incentive-based compensation granted to current and former executive officers.
Under the Clawback Policy, the Compensation Committee is required to recover excess incentive-based compensation received within the last three completed fiscal years by covered employees, including current and former executive officers, in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under any applicable securities laws (unless one of the limited clawback exception applies). The Clawback Policy also permits recovery of incentive-based compensation in the discretion of the Compensation Committee in the event of any violation of laws, regulations, or Cars Commerce policies that result in significant harm to Cars Commerce, including but not limited to reputational, financial, or competitive harm.
Tax and Accounting Considerations
Although the Compensation Committee considers tax and accounting consequences in making its determination, the Compensation Committee designs and administers compensation programs that it believes are in the best interests of Cars Commerce and our stockholders.
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Compensation Discussion and Analysis
Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis and discussed it with Cars Commerce management. Based on the Compensation Committee’s review and discussions, the Compensation Committee recommended that the Board of Directors include the Compensation Discussion and Analysis in Cars Commerce’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2023.

The Compensation Committee Report does not constitute soliciting material and is not considered filed or incorporated by reference by any general statement incorporating by reference this Proxy Statement or future filings into any filing under the Securities Act of 1933 or under the Exchange Act.

Compensation Committee of the Board of Directors
Scott Forbes, Chairman Jerri DeVard Michael Kelly Donald A. McGovern, Jr. Greg Revelle Bala Subramanian
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Named Executive Officer Compensation
2023 SUMMARY COMPENSATION TABLE
The following Summary Compensation Table contains compensation information for fiscal years 2023, 2022, and 2021 (as applicable) for our NEOs: (i) Alex Vetter, who served as CEO; (ii) Sonia Jain who served as Chief Financial Officer and (iii) Doug Miller and Angelique Strong Marks, our other executive officers serving as of December 31, 2023.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total Compensation ($)
Alex Vetter Chief Executive Officer	2023	750,000	—	5,500,024	—	889,350	43,848	7,183,222
	2022	737,500	—	2,500,008	2,470,499	649,000	12,200	6,369,207
	2021	687,500	—	2,500,001	2,803,029	983,125	11,600	6,985,255
Sonia Jain Chief Financial Officer	2023	550,000	—	1,787,522	—	652,190	7,333	2,997,045
	2022	261,100	—	2,977,445	—	237,026	2,336	3,477,907
	2021	490,800	—	1,483,201	—	738,040	9,816	2,721,857
Doug Miller President and Chief Commercial Officer	2023	500,000	—	1,500,022	—	592,900	13,200	2,606,122
	2022	500,000	—	1,500,008	—	440,000	12,200	2,452,208
	2021	440,500	—	1,125,007	—	629,915	11,600	2,207,022
Angelique Strong Marks Chief Legal Officer	2023	389,063	40,000(5)	689,072	—	209,705	13,200	1,301,040
	2022	280,048	—	656,256	—	112,019	10,000	1,058,323
(1)
Amounts disclosed in this column represent grants of RSUs and PSUs made under our Omnibus Incentive Compensation Plan. With respect to each RSU and PSU grant, the amounts disclosed reflect the grant date fair value computed in accordance with FASB ASC Topic 718 and not amounts actually paid to, or realized by, the NEOs. The value of the PSUs included in the table above is based on probable outcome as of the grant date. Assuming maximum performance, the grant date value of the PSUs would be as follows: Alex - $5,500,0024, Sonia - $1,787,522 and Doug - $1,500,022. For additional information, including assumptions used in calculating these amounts, see Note 12 to Cars Commerce’s audited consolidated financial statements for the year ended December 31, 2023, included in Cars Commerce’s Annual Report on Form 10-K for the year ended December 31, 2023. For additional information on the RSU and PSU grants made in 2023, see the “Grants of Plan-Based Awards in 2023” table below.

(2)
Amounts disclosed in this column reflect Non-Qualified Stock Options granted under our Omnibus Incentive Compensation Plan. With respect to each Option grant, the amounts disclosed reflect the grant date fair value computed in accordance with FASB ASC Topic 718 and not the amounts actually paid to or realized by the CEO. For additional information, including assumptions used in calculating these amounts, see Note 12 to Cars Commerce’s audited financial statements for the year ended December 31, 2023 included in Cars Commerce’s Annual Report on Form 10-K for the year ended December 31, 2023.

(3)
Amounts disclosed in this column for 2023 reflect cash amounts paid under our STIP. For additional information, see the section entitled “Compensation Discussion and Analysis— Elements of our Executive Compensation Practices.”

(4)
For Alex the amount in this column includes Cars Commerce’s 401(k) matching contribution of $13,200 and a $30,648 taxable benefit for personal travel that Cars Commerce paid on his behalf. For Sonia, Doug and Angelique the amounts disclosed in this column include only Cars Commerce’s 401(k) matching contributions.

(5)	Angelique received a one-time bonus of $40,000 in recognition of her contributions to Cars Commerce’s achievement of International Organization for Standardization (“ISO”) 27001 certification.
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Named Executive Officer Compensation
GRANTS OF PLAN-BASED AWARDS IN 2023
The following table sets forth information regarding grants of awards made to our NEOs during 2023.
Name/ Award Type	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Alex Vetter
STIP Bonus		309,375	825,000	1,650,000	—	—	—	—	—	—	—
PSU	3/15/2023	—	—	—	—	166,971	333,942	—	—	—	2,750,012
RSU	3/15/2023	—	—	—	—	—	—	166,971	—	—	2,750,012
Sonia Jain
STIP Bonus		226,875	605,000	1,210,000	—	—	—	—	—	—	—
PSU	3/15/2023	—	—	—	—	54,266	108,532	—	—	—	893,761
RSU	3/15/2023	—	—	—	—	—	—	54,266	—	—	893,761
Doug Miller
STIP Bonus		206,250	550,000	1,100,000	—	—	—	—	—	—	—
PSU	3/15/2023	—	—	—	—	45,538	91,076	—	—	—	750,011
RSU	3/15/2023	—	—	—	—	—	—	45,538	—	—	750,011
Angelique Strong Marks
STIP Bonus		72,949	194,531	389,062	—	—	—	—	—	—	—
RSU	3/15/2023	—	—	—	—	—	—	41,838	—	—	689,072
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OUTSTANDING EQUITY AWARDS AT 2023 YEAR-END
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2023.
Name/ Grant Date	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
	Exercisable	Unexercisable
Alex Vetter
3/17/2021(2)	—	290,994	—	15.17	3/17/2031	—	—	—	—
3/17/2021(3)	—	—	—	—	—	54,933	1,042,079	—	—
3/16/2022(4)	—	263,119	—	15.07	3/16/2032	—	—	—	—
3/16/2022(5)	—	—	—	—	—	—	—	165,893	3,146,990
3/15/2023(8)	—	—	—	—	—	166,971	3,167,440	—	—
3/15/2023(9)	—	—	—	—	—	—	—	166,971	3,167,440
Sonia Jain
10/17/2022(7)	—	—	—	—	—	136,406	2,587,622	—	—
10/17/2022(5)	—	—	—	—	—	—	—	29,650	562,461
3/15/2023(8)	—	—	—	—	—	54,266	1,029,426	—	—
3/15/2023(9)	—	—	—	—	—	—	—	54,266	1,029,426
Doug Miller
3/17/2021(3)	—	—	—	—	—	24,720	468,938	—	—
3/16/2022(6)	—	—	—	—	—	33,178	629,387	—	—
3/16/2022(5)	—	—	—	—	—	—	—	49,768	944,099
3/15/2023(8)	—	—	—	—	—	45,538	863,856	—	—
3/15/2023(9)	—	—	—	—	—	—	—	45,538	863,856
Angelique Strong Marks
5/13/2022(10)	—	—	—	—	—	44,416	842,572	—	—
3/15/2023(8)	—	—	—	—	—	41,838	793,667	—	—
(1)
Reflects the market value of outstanding RSUs and PSUs based on the price per share of common stock of $18.97, the closing market price on December 29, 2023. These amounts do not correspond to the actual value that may be realized by the NEOs. Receipt of any of the value of vesting equity is contingent upon the NEO's continued employment with Cars Commerce through each applicable vesting date.

(2)	100% of these stock options vested on March 1, 2024.
(3)	On March 1, 2024, the following RSUs vested: 54,933 for Alex and 24,720 for Doug.
(4)	100% of these stock options will vest on March 1, 2025.
(5)	100% of these PSUs will vest on March 1, 2025, subject to attainment of specific performance objectives established for fiscal years 2022 - 2024. The PSU value is set forth at target.
(6)	100% of these RSUs vested on March 1, 2024.
(7)	These RSUs will vest in equal installments annually on October 1, 2024 and October 1, 2025.
(8)	On March 1, 2024, the following RSUs vested: 55,657 for Alex, 18,089 for Sonia, 13,946 for Angelique and 15,179 for Doug.
(9)	100% of these PSUs will vest on March 1, 2026, subject to attainment of specific performance objectives established for fiscal years 2023-2025. The PSU value is set forth at target.
(10)	These RSUs will vest in equal installments annually on May 1, 2024 and May 1, 2025.
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Named Executive Officer Compensation
OPTION EXERCISES AND STOCK VESTED IN 2023
The following table sets forth the number of shares of common stock acquired during 2023 by our NEOs upon the vesting of RSUs and the value realized upon such vesting. No stock options were exercised during 2023.
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized On Vesting ($)(2)
Alex Vetter	209,254	3,948,623
Sonia Jain	68,204	1,149,919
Doug Miller	93,446	1,763,326
Angelique Strong Marks	22,209	438,628
(1)	Reflects the aggregate number of shares of common stock underlying the RSUs that vested in 2023.
(2)
Calculated by multiplying (i) the fair market value of common stock on the vesting date, which was determined using the closing price on the NYSE of a share of common stock on the date of vesting or, if such day is a holiday, on the immediately preceding trading day by (ii) the number of shares of common stock acquired upon vesting. Shares of stock were withheld to pay taxes due in connection with the vesting. Of the amount shown, Alex received net shares valued at $2,347,749; Sonia received net shares valued at $680,166; Angelique received net shares valued at $313,176; and Doug received net shares valued at $1,012,791.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Severance Arrangements
Cars Commerce maintains a Change in Control Severance Plan (the “CIC Severance Plan”) and the Executive Severance Plan (the “Executive Severance Plan” and together with the CIC Severance Plan, the “Severance Plans”). There is no duplication of benefits between the Severance Plans, so participants who have a qualifying termination of employment under both Severance Plans receive benefits from the CIC Severance Plan and not from the Executive Severance Plan. Participants in the Severance Plans are generally selected by the Compensation Committee and currently include Alex, Sonia, Doug, Angelique, and certain other key employees. The following describes the severance arrangements that were in place under the Severance Plans as of December 31, 2023.
Under the CIC Severance Plan, a participant who, in connection with a change in control of Cars Commerce or within two years following a change in control, experiences an involuntary termination without cause or voluntarily terminates his or her employment for good reason, would receive a lump sum amount equal to the sum of (1) any unpaid base salary and (2) a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination date in an amount equal to the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the termination date occurs, as well as outplacement benefits. If the annual bonus for the year prior to the date of termination had not yet been paid, the participant would be paid at the time those bonuses are paid to other participants. Additionally, participants would receive a lump sum cash severance payment equal to the product of (a) a severance multiple and (b) the sum of (1) the participant’s annual base salary at the highest rate of salary during the 12-month period immediately prior to the termination date or, if higher, during the 12-month period immediately prior to the change in control, and (2) the participant’s average annual bonus earned for the three most recent fiscal years for which the participant had been paid (or was eligible for) a bonus preceding the termination (or, if higher, the three fiscal years preceding the change in control). The severance multiple for Alex is 2.0 and 1.5 for each of Sonia, Doug and Angelique. A participant will also receive an amount equal to the monthly COBRA cost of the participant’s medical and dental coverage in effect as of the date of termination multiplied by 24 for Alex and 18 for Sonia, Doug and Angelique.
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Named Executive Officer Compensation
The CIC Severance Plan does not provide excise tax gross-ups on payments to participants. If payments would subject a participant to the IRS parachute excise tax, Cars Commerce would then either (i) reduce the payment to the largest portion of the payments that would result in no portion of the payments being subject to the parachute excise tax or (ii) pay the full amount of such payments, whichever is better on an after-tax basis for the participant.
Under the Executive Severance Plan, a participant who experiences an involuntary termination of employment without cause would receive a lump-sum cash severance payment equal to the product of (a) a severance multiple and (b) the sum of the participant’s annual base salary and average annual bonus earned for the three most recent fiscal years for which the participant had been paid (or was eligible for) a bonus preceding the termination. The severance multiple is 1.5 for Alex and 1.0 for each of Sonia, Doug and Angelique. The participant would also receive a lump sum amount equal to any unpaid base salary and bonus through the date of termination and would be eligible to receive a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination based on actual Cars Commerce performance and individual performance at target, paid when such payments are made to other participants. (In the event the termination occurs before annual bonuses have been paid for the prior year, the participant would be entitled to receive the annual bonus for that year based on actual performance, paid when such payments are made to other participants.) Additionally, the participant would generally receive 12 months continued vesting under equity awards (18 months for Alex). A participant would also receive an amount equal to the monthly COBRA cost of the participant’s medical and dental coverage in effect as of the date of termination multiplied by 18 for Alex and 12 for Sonia, Doug and Angelique.
Both the CIC Severance Plan and the Executive Severance Plan provide that severance payments are contingent upon the participant’s execution of a release of claims in favor of Cars Commerce and its affiliates and agreeing to (or reaffirming) restrictive covenants in other agreements or providing covenants restricting the participant’s solicitation of employees, disparagement of Cars Commerce and its affiliates, and disclosure of confidential information (other than as required by law) and, in the case of the Executive Severance Plan, restricting the participant’s competition, as permitted by applicable law.
In addition, RSUs and Options awarded to Alex, Sonia, Doug and Angelique provide for pro-rata vesting upon death and disability. RSUs, Options and PSUs vest (at target for PSUs) upon a change in control if the awards are not continued or assumed in connection with the change in control and vest upon a termination by Cars Commerce or its successor without cause or by the NEO for good reason within two years after a change in control if the equity awards are continued or assumed in connection with the change in control.
Under our STIP, if a participant’s employment is terminated involuntarily during a performance year due to death or disability, such participant will be eligible for a prorated portion of his or her bonus, as determined based on actual performance and the number of days completed in the performance year. If a participant’s employment is terminated for any other reason during a performance year, no award shall be payable to such participant in respect of such year.
Summary of Potential Benefits
The following table shows the payments and benefits potentially payable to each of our NEOs upon a qualifying termination under the Severance Plans assuming a December 31, 2023 termination of employment. The employment of the NEOs listed below in the table did not actually terminate on December 31, 2023, and as a result they received none of the amounts shown in the table below. The actual amounts to be paid to our executives in connection with their termination can be determined only at the time and in the circumstances of such termination. In addition to the amounts shown in the table
Cars.com Inc.	2024 Proxy Statement	49

Named Executive Officer Compensation
below, each executive is entitled to receive amounts earned during the term of employment regardless of the manner of termination, including accrued but unpaid base salary and other employee benefits to which such NEO was entitled on the date of termination. For purposes of calculating the value of equity acceleration, the December 29, 2023 closing price of $18.97 was used.
Executive/ Payment Elements	CIC Termination ($)	Qualifying Termination (other than a CIC Termination) ($)
Alex Vetter
Salary	1,500,000(1)	1,125,000(1)
Annual Performance Bonus	2,301,200(2)	2,039,950(3)
Restricted Stock Units	4,209,519(4)	3,153,706(5)
Performance Share Units	6,314,430(6)	3,146,990(7)
Stock Options	2,131,941(8)	1,612,225(9)
Health Coverage	46,516	34,887
Outplacement	25,000	—
TOTAL	16,528,606	11,112,758
Sonia Jain
Salary	825,000(1)	550,000(1)
Annual Performance Bonus	1,008,196(2)	1,055,468(3)
Restricted Stock Units	3,617,048(4)	1,636,959(5)
Performance Share Units	1,591,887(6)	—
Health Coverage	—	—
Outplacement	25,000	—
TOTAL	7,067,131	3,242,427
Doug Miller
Salary	750,000(1)	500,000(1)
Annual Performance Bonus	1,263,763(2)	1,098,405(3)
Restricted Stock Units	1,962,181(4)	1,071,596(5)
Performance Share Units	1,807,955(6)	—
Health Coverage	27,874	18,583
Outplacement	25,000	—
TOTAL	5,836,773	2,688,584
Angelique Strong Marks
Salary	590,625(1)	393,750(1)
Annual Performance Bonus	405,849(2)	372,045(3)
Restricted Stock Units	1,636,238(4)	685,841(5)
Performance Share Units	—	—
Health Coverage	19,218	12,812
Outplacement	25,000	—
TOTAL	2,676,930	1,464,448
(1)	Represents a lump sum payment in an amount equal to the executive’s annual base salary times the severance multiple applicable under each termination scenario.
(2)
Represents a lump sum payment in an amount equal to the severance multiple times the three-year average STIP award plus a pro-rated portion of the three-year average bonus based on the number of days served during the year of termination. As of December 31, 2023, the pro-rated portion of the three-year average bonus is 100%.

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Named Executive Officer Compensation
(3)
Represents a lump sum payment in an amount equal to the severance multiple times the three-year average STIP award plus a pro-rated portion of the annual bonus based on actual Company performance and on the number of days served during the year of termination. As of December 31, 2023, the pro-rated portion of the annual bonus is 100%.

(4)	Represents the dollar value of 100% accelerated vesting of such individual’s RSU awards outstanding as of December 31, 2023.
(5)	Represents the dollar value of continued vesting of RSUs vesting for 18 months (for the CEO) or 12 months (for the other NEOs) of the termination date, which is assumed to be December 31, 2023.
(6)	Represents the dollar value of accelerated vesting of PSUs based on target achievement of performance objective.
(7)	Represents the dollar value of continued vesting of PSUs vesting for 18 months (for the CEO) or 12 months (for the other NEOs) of the termination date, which is assumed to be December 31, 2023.
(8)
Represents the dollar value calculated by multiplying the amount by which $18.97 (the closing price of the Company’s stock on December 29, 2023) exceeds the exercise price of the Option by the number of shares subject to the accelerated portion of the Option. Alex’s Options outstanding as of December 31, 2023 comprised of 290,994 options at an exercise price of $15.17 and 263,119 Options at an exercise price of $15.07.

(9)
A pro rata portion of Options vest for Alex, which is calculated as the total number of Options eligible to vest multiplied by a fraction, the numerator of which is the number of full months from grant date to termination date (December 31, 2023) and the denominator of which is the number of full months from grant date to vesting date. This represents 33 of 36 months for 290,994 Options granted on March 17, 2021 at an exercise price of $15.17 and 21 of 36 months for 263,119 Options granted on March 16, 2022 at an exercise price of $15.07. Such pro rata number of shares subject to the Option is then multiplied by the amount by which $18.97 (the closing price of the Company's stock on December 29, 2023) exceeds the exercise price of the Option to calculate the dollar value.

Compensation and Risk
We have undertaken a risk review of Cars Commerce’s employee compensation plans and arrangements in which our employees (including our executive officers) participate, to determine whether these plans and arrangements have any features that might create undue risks or encourage unnecessary and excessive risk-taking that could threaten Cars Commerce’s value. In our review, we considered numerous factors and design elements that manage and mitigate risk, without diminishing compensation objectives such as fair rewards, successful recruitment and retention of talent and including the following elements of Cars Commerce’s compensation framework:
•	a commission-based incentive program for sales employees that results in payout based only on measurable financial or business-critical metrics;
•
annual bonuses with a portion for executive employees that are correlated with and funded based on Cars Commerce’s performance and are paid based on a combination of quantitative and/or qualitative factors and individual performance; and

•
our practice of awarding long-term equity grants to our executives upon hire and annually to directly tie the executive’s expectation of compensation to their contributions to the long-term value of Cars Commerce.

Based on our review, we concluded that any potential risks arising from our employee compensation programs, including our executive programs, are not reasonably likely to have a material adverse effect on Cars Commerce.
Cars.com Inc.	2024 Proxy Statement	51

Named Executive Officer Compensation
Equity Compensation Plan Information
The following table provides information about shares of our common stock that may be issued upon the exercise of options, warrants and rights under all our existing equity compensation plans as of December 31, 2023. Our Omnibus Incentive Compensation Plan and Employee Stock Purchase Plan are our only compensation plans pursuant to which our equity securities are authorized for issuance. We refer to these plans and grants collectively as our “Equity Compensation Plans.”
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Equity compensation plans approved by security holders	5,304,228	$10.45	6,544,110
Equity compensation plans not approved by security holders	—	—	—
Total	5,304,228	$10.45	6,544,110
(1)
Represents RSUs, PSUs, and stock options issued under our Equity Compensation Plans. RSUs and PSUs may be settled only for shares of our common stock on a one-for-one basis. Stock options may be exercised at a specified grant exercise price and settled for shares of our common stock on a one-for-one basis. The number included for PSUs reflects units awarded at target. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for further information regarding our equity awards.

(2)	Consists of 4,610,913 shares reserved for issuance under our Omnibus Incentive Compensation Plan and 1,933,197 shares reserved for issuance under our ESPP.
52	Cars.com Inc.	2024 Proxy Statement

CEO Pay Ratio Disclosure
Cars Commerce strives to establish fair and competitive compensation programs to effectively attract, retain, and motivate our talented workforce. Presented below is the ratio of the total annual compensation of our CEO, Alex Vetter, to the annual total compensation of our median employee (other than the CEO). As of December 31, 2023, our employee population consisted of 1,649 full-time, part-time, seasonal and temporary US-based employees. This number excludes the CEO and 107 Canadian-based employees.
We identified the “median employee” based on the “annual total compensation” of each employee who was part of our employee population on December 31, 2023. Each employee’s annual total compensation was calculated by totaling the following compensation components: (i) cash compensation paid in 2023, which included regular pay (wages and salary), all overtime, bonus payments and commissions, and (ii) the grant date fair value of each equity award granted in 2023. The foregoing calculation excluded any cash or equity-based sign-on bonus paid or granted to an employee during 2023. We annualized the compensation for any full or part-time employee in the population who had worked less than a year as of December 31, 2023.
The annual total compensation of our CEO was $7,183,222 as presented in the 2023 Summary Compensation Table. For 2023, the annual total compensation of our median employee was $99,834, which was calculated in the same manner that the total compensation of our NEOs was calculated and reported in the Summary Compensation Table. Based on this information, the ratio of our CEO’s total compensation to our median employee’s total compensation for fiscal 2023 was 72 to 1.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Cars.com Inc.	2024 Proxy Statement	53

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the table below summarizes the relationship between executive compensation actually paid to the Principal Executive Officer (“PEO”) and the Non-PEO Named Executive Officers (“Non-PEO NEOs”) and certain financial performance measures for fiscal years 2020, 2021, 2022 and 2023. For additional information about our performance-based pay philosophy and how we align executive compensation with Cars Commerce performance, refer to the Compensation Discussion and Analysis section.
The financial performance measures used are Cars Commerce’s total stockholder return (“TSR”), the peer group TSR, and Cars Commerce’s Net Income, each of which are required financial performance measures under SEC rules. The SEC rules also require that Cars Commerce select its most important other financial performance measure(s) used to link the compensation actually paid to these officers to Cars Commerce’s performance, which are Revenue and Adjusted EBITDA, as reflected in the table below.
					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(2) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2) ($)	Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)	Net Income (in millions)	Company Selected Measure: Revenue (in millions)	Supplemental Measure: Adjusted EBITDA (in millions)
(a)	(b)	(c)(3)	(d)	(e)(3)	(f)(4)	(g)(5)	(h)	(i)	(j)(6)
2023	7,183,222	6,335,320	2,314,736	837,391	167.88	62.16	118.4	689.2	194.9
2022	6,369,207	(2,374,194)	1,772,123	476,515	112.68	81.50	17.2	653.9	186.7
2021	6,985,255	9,155,724	2,034,898	3,000,169	131.67	134.41	10.8	623.7	189.2
2020	5,223,351	9,338,873	1,185,224	1,124,251	92.47	137.32	(789.1)	547.5	155.9
(1)	Alex Vetter served as our principal executive officer (“PEO”) for the full year for each of 2023, 2022, 2021 and 2020.
(2)
For 2023, our non-PEO named executive officers (“NEOs”) included Sonia Jain, Doug Miller and Angelique Strong Marks. For 2022, our non-PEO NEOs included Sonia Jain, Jandy Tomy, Doug Miller, Angelique Strong Marks and Jim Rogers. For 2021, our non-PEO NEOs included Sonia Jain, Doug Miller and Jim Rogers. For 2020, our non-PEO NEOs included Sonia Jain, Jandy Tomy, Becky Sheehan, Doug Miller and Jim Rogers.

(3)
Compensation Actually Paid (“CAP”) has been calculated based on the requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). The CAP calculation includes the end-of-year value of awards granted within the fiscal year, the change in fair value from prior year end of vested awards and the change in the fair value of unvested awards granted in prior years, regardless of if, when or at which intrinsic value they will actually vest. To calculate CAP the following amounts were deducted from and added to the total compensation number shown in the Summary Compensation Table (“SCT”) for 2023:

54	Cars.com Inc.	2024 Proxy Statement

Pay Versus Performance
PEO SCT Total to CAP Reconciliation
2023
Summary Compensation Table Total for PEO (column (b))	$7,183,222
Subtract amounts reported under the “Stock Awards” column in the SCT	($5,500,024)
Subtract amounts reported under the “Option Awards” column in the SCT	$0
Add the year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	$7,126,740
Add/(Subtract) year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	($5,136,521)
Add/(Subtract) year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	$2,661,903
Compensation Actually Paid to PEO (column (c))	$6,335,320
Average Non-PEO NEO SCT Total to CAP Reconciliation
2023
Summary Compensation Table Total for Non-PEO NEOs (column (d))	$2,314,736
Subtract amounts reported under the “Stock Awards” column in the SCT	($1,325,539)
Add the year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	$1,598,732
Add/(Subtract) year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	($167,389)
Add/(Subtract) year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	($48,948)
Subtract fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	($1,534,201)
Average Compensation Actually Paid to Non-PEO NEOs (column (e))	$837,391
(4)	Reflects cumulative Total Shareholder Return (TSR). It shows the growth of a $100 investment on December 31, 2019 in Cars Commerce Common Stock.
(5)
Peer Group TSR reflects the TSR of the Research Data Group’s (“RDG”) Internet Composite Index, the industry index peer group reported in our Cumulative Stockholder Return Graph in the 2023 Annual Report on Form 10-K.

(6)
Cars Commerce defines Adjusted EBITDA as net income (loss) before (1) interest expense, net, (2) income tax (benefit) expense, (3) depreciation, (4) amortization of intangible assets, (5) stock-based compensation expense, (6) unrealized mark-to-market adjustments and cash transactions related to derivative instruments, and (7) unrealized foreign currency exchange gains and losses, and (8) certain other items, such as transaction-related items, severance, transformation and other exit costs and write-off and impairments of goodwill, intangible assets and other long-lived assets.

Cars.com Inc.	2024 Proxy Statement	55

Pay Versus Performance
Relationship between Performance Measures and Compensation Actually Paid
The following tables provide a four-year graphical comparison of the relationship between executive compensation actually paid to performance measures.
The following table illustrates the value of compensation actually paid to our PEO and Non-PEO NEOs (expressed as an average) and Total Stockholder Return and Peer Group Total Stockholder Return.

Relationship Between Compensation Actually Paid and Total Shareholder Return
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
$(1,000,000)
$(2,000,000)
$(3,000,000)
Compensation Actaully Paid
$260.00
$240.00
$220.00
$200.00
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
Total Shareholder Return Value of $100 investment on 12/31/2019
2020
2021
2022
2023
PEO - CAP
Avg Non PEO -CAP
CARS TSR
Peer Group TSR

The following table illustrates the value of compensation actually paid to our PEO and Non-PEO NEOs (expressed as an average) and Net Income.

56	Cars.com Inc.	2024 Proxy Statement

Pay Versus Performance
The following table illustrates the value of compensation actually paid to our PEO and Non-PEO NEOs (expressed as an average) and Revenue.

Relationship Between Compensation Actually Paid and CARS Commerce Revenue
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
$(1,000,000)
$(2,000,000)
$(3,000,000)
Compensation Actaully Paid
$800.00
$780.00
$760.00
$740.00
$720.00
$700.00
$680.00
$660.00
$640.00
$620.00
$600.00
$580.00
$560.00
$540.00
Revenue (in millions)
2020
2021
2022
2023
PEO - CAP
Avg Non PEO - CAP
Revenue

The following table illustrates the value of compensation actually paid to our PEO and Non-PEO NEOs (expressed as an average) and Adjusted EBITDA.

Tabular List of Most Important Performance Measures
The items listed below represent the most important performance measures we use to link compensation actually paid to our NEOs in 2023 to our performance.
Adjusted EBITDA
Revenue
Cars.com Inc.	2024 Proxy Statement	57

Security Ownership
Security Ownership of Certain Beneficial Owners
The following table shows the number of shares of Cars Commerce common stock beneficially owned as of March 25, 2024 by each person who, to our knowledge, beneficially owns more than 5% of our issued and outstanding common stock. The percentage of beneficial ownership for the following table is based on 66,286,332 shares of our common stock outstanding as of March 25, 2024.
The amounts and percentages of shares beneficially owned are reported based on SEC regulations governing the determination of beneficial ownership of securities. Under these rules, a person is deemed a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of the security. A person is also deemed a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be acquired this way are deemed to be outstanding for purposes of computing a person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities to which that person has no economic interest.
Name of Beneficial Owner	Shares of Common Stock	Percent %
Blackrock, Inc.(1)	9,998,730	15.1%
FMR LLC(2)	9,934,335	15.0%
The Vanguard Group(3)	7,135,038	10.8%
Greenvale Capital LLP(4)	4,628,403	7.0%
ACMGMT(5)	3,500,400	5.3%
(1)
As of December 31, 2023, based solely on Amendment No. 8 to Schedule 13G filed on January 22, 2024 by BlackRock, Inc. and its subsidiaries: BlackRock Life Limited; Aperio Group, LLC; BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; and BlackRock Fund Managers Ltd. BlackRock, Inc. has sole voting power over 9,902,365 shares and sole dispositive power over 9,998,730 shares. BlackRock Fund Advisors beneficially owns 5% or more of the total shares. The business mailing address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(2)
As of December 29, 2023, based solely on Amendment No. 2 to Schedule 13G jointly filed on February 8, 2024 by FMR LLC and Abigail P. Johnson (collectively, “FMR”). FMR has sole voting power over 9,934,335 shares and sole dispositive power over 9,934,335 shares. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. The business mailing address for FMR LLC and Abigail P. Johnson is 245 Summer Street, Boson, Massachusetts 02210.

(3)
As of December 29, 2023, based solely on Amendment No. 7 to Schedule 13G filed on February 13, 2024 by The Vanguard Group. The Vanguard Group has shared voting power over 121,604 shares, sole dispositive power over 6,957,634 shares and shared dispositive power over 177,404 shares. The business mailing address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)
As of December 31, 2023, based solely on Amendment No. 3 to Schedule 13G filed on February 14, 2024 by Greenvale Capital LLP. Greenvale Capital LLP has sole voting power and sole dispositive power over all 4,628,403 shares. The business mailing address for Greenvale Capital LLP is 1st Floor, 1 Vere Street, London W1G 0DF, United Kingdom.

(5)
As of March 20, 2021, based solely on Schedule 13G jointly filed on March 30, 2021 by ACMGMT LLC, Atlantic Coast Warranty Corp., Ali Ahmed and Faisal Ahmed (collectively, “ACMGMT”). ACMGMT LLC has sole voting power and sole dispositive power over 2,500,400 shares and shared voting power and shared dispositive power over 3,500,400 shares. Atlantic Coast Warranty Corp. has sole voting power and sole dispositive power over 1,000,000 shares and shared voting power and shared dispositive power over 3,500,400 shares. Ali Ahmed and Faisal Ahmed each have sole voting power, sole dispositive power, shared voting power and shared dispositive power over all 3,500,400 shares. The business mailing address for ACMGMT LLC, Atlantic Coast Warranty Corp., Ali Ahmed and Faisal Ahmed is 5875 NW 163rd Street, Suite 105, Miami Lakes, Florida 33014.

58	Cars.com Inc.	2024 Proxy Statement

Security Ownership
Security Ownership of Directors, Named Executive Officers and Executive Officers
The following table shows the number of shares of Cars Commerce common stock beneficially owned as of March 25, 2024 by:
1.	each of our current directors and nominees for director;
2.	each of our named executive officers; and
3.	all of our directors and executive officers as a group.
The following table is based upon information supplied by executive officers and directors and Section 16 reports filed with the SEC. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of capital stock beneficially owned by them. To our knowledge, no shares of our common stock beneficially owned by any director or executive officer have been pledged as security. The percentage of beneficial ownership for the following table is based on 66,286,332 shares of our common stock that were outstanding as of March 25, 2024. Unless otherwise noted, the address for each beneficial owner listed below is c/o Cars.com Inc., 300 S. Riverside Plaza, Suite 1000, Chicago, Illinois 60606.
Name of Beneficial Owner	No. of Shares Beneficially Owned	No. of Stock Units(1)	Percentage of Shares Beneficially Owned
Non-Employee Directors:
Jerri DeVard	27,076	58,123	*
Scott Forbes	69,203	86,294	*
Jill Greenthal	65,354(2)	32,407	*
Thomas Hale	27,045(2)	23,154	*
Michael Kelly	30,021	52,311	*
Donald A. McGovern Jr.	55,419	15,183	*
Greg Revelle	60,902(2)	29,297	*
Jenell R. Ross	881	39,571	*
Bala Subramanian	35,112	46,168	*
Bryan Wiener	26,745	46,168	*
Named Executive Officers:
Alex Vetter	398,862	—(3)	*
Sonia Jain	52,562	—(4)	*
Doug Miller	120,305	—(5)	*
Angelique Strong Marks	8,328(6)	—(7)	*
All directors and executive officers as a group (14 persons)	977,815	428,676	2.12%
*	Less than one percent
(1)	Represents shares of our common stock underlying vested RSUs with delivery of shares deferred.
(2)	Includes 9,371 shares underlying restricted stock units (RSUs) that are vesting within 60 days.
(3)
Alex holds an aggregate amount of 288,410 RSUs, 628,024 PSUs (based on target achievement), 263,119 options with a $15.07 exercise price which will not vest within 60 days. Alex also holds 290,994 options with a $15.17 exercise price that vested on March 1, 2024 and 513,228 options with a $5.40 exercise price that vested on March 1, 2023.

Cars.com Inc.	2024 Proxy Statement	59

Security Ownership
(4)	Sonia holds an aggregate amount of 232,722 RSUs and 144,055 PSUs (based on target achievement) that will not have vested within 60 days.
(5)	Doug holds an aggregate amount of 91,221 RSUs and 139,580 PSUs (based on target achievement) that will not have vested within 60 days.
(6)	Angelique holds an aggregate amount of 44,416 RSUs with 1/3 vesting within 60 days.
(7)	Angelique holds an aggregate amount of 122,515 RSUs (based on target achievement) that will not have vested within 60 days.
Transactions with Related Persons
The Audit Committee, pursuant to its charter and a Board adopted policy, has responsibility for reviewing, approving, or ratifying all related person transactions. Pursuant to the policy, a “related person transaction” is any financial transaction, arrangement or relationship (including any indebtedness or the guarantee of indebtedness) involving Cars Commerce in which the (1) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year and (2) any related person has or will have a direct or indirect material interest. Related persons are (1) directors and executive offices of Cars Commerce, (2) any nominee for election as a director of Cars Commerce, (3) any person known to Cars Commerce to be the beneficial owner of 5% or more of Cars Commerce securities, or (4) any immediate family member of a person identified in (1) – (3).
Each year, our directors and executive officers complete questionnaires designed to elicit information about potential related person transactions. On a quarterly basis, the Chief Legal Officer works with the Cars Commerce finance team to determine if any payments have been made to or received from any related person. Additionally, each director, executive officer and nominee for director must promptly provide written notice to our Chief Legal Officer of any potential related person transaction involving that person or their immediate family member. After consultation with outside counsel, as appropriate, the Chief Legal Officer presents the potential related person transactions to the Audit Committee for review of all the reasonably available facts and circumstances to determine if the potential related person transaction is in compliance with Cars Commerce’s corporate governance policies and in the best interest of our stockholders.
Pursuant to the policy, the Audit Committee evaluated and approved the following “related person” transaction as a transaction consistent with our corporate governance policies and in the best interest of our stockholders: In 2023, ACMGMT, LLC and affiliated dealerships purchased products and services from Cars Commerce for a total purchase price of $4,690,784, all on terms comparable to those that could be obtained in an arm’s length transaction with unrelated third parties. ACMGMT, LLC and affiliated dealerships are controlled by Faisal Ahmed, in which ACMGMT LLC, Atlantic Coast Warranty Corp., Ali Ahmed, Faisal Ahmed and Tiffany Ahmed may be deemed to have had an indirect material interest. For additional information please see the Security Ownership of Certain Beneficial Owners section.
60	Cars.com Inc.	2024 Proxy Statement

Proposal Two:
Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm
The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit Cars Commerce’s financial statements. The Audit Committee appointed Ernst & Young LLP as the independent registered public accounting firm for Cars Commerce and its subsidiaries for the fiscal year ending December 31, 2023. Ernst & Young LLP has been retained in that capacity since 2016.
The Audit Committee believes that the continued retention of Ernst & Young LLP to serve as our independent registered public accounting firm is in the best interests of Cars Commerce and its stockholders. As good corporate governance practice, the Board is seeking stockholder ratification of the appointment even though ratification is not required by our Bylaws. Proxies solicited by the Board will, unless otherwise directed, be voted to ratify the appointment by the Audit Committee of Ernst & Young LLP as the independent registered public accounting firm for Cars Commerce and its subsidiaries for the fiscal year ending December 31, 2024. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interests of Cars Commerce and its stockholders.
A representative from Ernst & Young LLP will be present virtually at the Annual Meeting to respond to appropriate questions.
Audit and non-audit fees
The following table shows fees for professional services performed by Ernst & Young LLP for the annual audit of our consolidated financial statements for fiscal years 2023 and 2022, the review of our interim consolidated financial statements for each quarter in fiscal years 2023 and 2022, and for audit-related, tax, and all other services performed in 2023 and 2022:
Type of Fees	FY 2023 ($ in thousands)	FY 2022 ($ in thousands)
Audit Fees(1)	1,611	1,534
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees	—	—
Total	1,611	1,534
(1)
Audit fees include fees rendered in connection with the annual audit of Cars Commerce’s consolidated financial statements; reviews of Cars Commerce’s unaudited consolidated interim financial statements; services for consultations and other current matters.

(2)
Audit-related fees related to consultations and other matters impacting future audit periods or other audit-related procedures (e.g., issuance of comfort letter for debt offering, and financial due diligence related to mergers and acquisitions).

(3)	Includes the aggregate fees for routine on-call tax advisory services.
Cars.com Inc.	2024 Proxy Statement	61

Proposal Two: Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm
Pre-Approval of Audit Services and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee established a policy for pre-approval of all audit services and permissible non-audit services provided by the independent registered public accounting firm. Each year, the Audit Committee approves the terms on which the independent registered public accounting firm is engaged for the ensuing fiscal year.
VOTE
The Board, upon recommendation of the Audit Committee, unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024.
62	Cars.com Inc.	2024 Proxy Statement

Proposal Two: Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm
Audit Committee Report

The Audit Committee assists the Board in fulfilling its responsibility to oversee Cars Commerce’s financial reporting practices and the quality and integrity of Cars Commerce’s financial reports, including compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of Cars Commerce’s internal audit function. The Audit Committee appoints and is responsible for setting the compensation of Cars Commerce’s independent registered public accounting firm and provides oversight of Cars Commerce’s internal audit function, including the review of proposed audit plans and the coordination of such plans with Cars Commerce’s independent registered public accounting firm, Ernst & Young LLP (“EY”), which has served Cars Commerce since 2016.

The Audit Committee also oversees the adequacy and effectiveness of Cars Commerce’s accounting and financial controls and the guidelines and policies that govern the process by which Cars Commerce undertakes financial, accounting and audit risk assessment and risk management. The Audit Committee is also responsible for reviewing compliance with ethics reporting guidelines and assuring appropriate disclosure of any waiver of or change in such guidelines for executive officers, and for reviewing such guidelines on a regular basis and proposing or adopting additions or amendments thereto as appropriate. In connection with Cars Commerce’s ethics reporting guidelines, the Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by Cars Commerce regarding accounting controls or auditing matters and the confidential, anonymous submission by employees of Cars Commerce of any accounting or auditing concerns. The Audit Committee operates under a formal written charter that has been adopted by the Board. This charter is available in the Governance section on Cars Commerce’s investor relations website.

Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm based on the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee has adopted a policy for the pre-approval of services provided by Cars Commerce’s independent registered public accounting firm. Under this policy, particular services or categories of services have been pre-approved, subject to a specific budget. At least annually, the Audit Committee will review and approve the list of pre-approved services and the maximum threshold cost of performance of each. The Audit Committee is provided with a status update on all EY services periodically throughout the year and discusses such services with management and EY. In determining whether a service may be provided pursuant to the pre-approval policy, consideration is given to whether the proposed service would impair the independence of the independent registered public accounting firm.

Cars.com Inc.	2024 Proxy Statement	63

Proposal Two: Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm

In connection with its review of Cars Commerce’s 2023 audited financial statements, the Audit Committee received from EY written disclosures and a letter regarding its independence in accordance with applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), including a detailed statement of any relationships between EY and Cars Commerce that might bear on its independence, and has discussed with EY its independence. The Audit Committee considered whether the provision of non-audit services by EY is compatible with maintaining EY’s independence. EY stated that it believes it is in full compliance with all the independence standards established by the various regulatory bodies. The Audit Committee also discussed with EY the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including, but not limited to, the selection of and changes in Cars Commerce’s significant accounting policies, the basis for management’s accounting estimates, EY’s conclusions regarding the reasonableness of those estimates, disclosures included in the financial statements, as well as the Critical Audit Matters that were to be included in EY’s audit opinion.

The Audit Committee met with management, Cars Commerce’s internal auditors, and EY to review and discuss Cars Commerce’s audited financial statements for the fiscal year ended December 31, 2023. Based on such review and discussion and based on the Audit Committee’s reviews and discussions with EY regarding the various matters mentioned in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Cars Commerce’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and the Board of Directors has approved that recommendation.

The Audit Committee of the Board of Directors Donald A. McGovern, Jr., Chairman Jill Greenthal Thomas Hale Michael Kelly Jenell Ross Bala Subramanian Bryan Wiener
64	Cars.com Inc.	2024 Proxy Statement

Proposal Three:
Advisory Approval of Executive
Officer Compensation (Say on Pay)
Executive compensation is an important matter for our stockholders. The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide you with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC commonly referred to as a “Say-on-Pay.” The Board has adopted a policy providing for an annual Say-on-Pay advisory vote, and our next vote is expected to occur at our 2025 Annual Meeting of Stockholders.
The Compensation Committee has approved the compensation arrangements for our NEOs described in the Compensation Discussion and Analysis section and Named Executive Officer Compensation section. We urge you to read the Compensation Discussion and Analysis section and corresponding compensation tables for a more complete understanding of our executive compensation plans, including our compensation principles, our objectives, and the 2023 compensation of our NEOs. Our compensation programs are structured to align the interests of our executive officers with the interests of our stockholders and to attract, motivate, and retain key executives who drive Cars Commerce’s success. At our 2023 Annual Meeting, we held a stockholder vote to approve, on a non-binding, advisory basis the compensation of Cars Commerce’s NEOs, which received 94% of stockholder approval, based on the total votes cast.
VOTE
The Board of Directors, upon the recommendation of the Compensation Committee, recommends that stockholders vote “FOR” the approval, on a non-binding basis, of the following resolution:
“RESOLVED, that the stockholders of Cars.com Inc. approve, on a non-binding and advisory basis, the compensation of Cars Commerce’s Named Executive Officers, as disclosed in this Proxy Statement, including in the sections entitled “Compensation Discussion and Analysis” and “Named Executive Officer Compensation.”
EFFECT OF SAY ON PAY
The Say-on-Pay advisory vote is non-binding. The approval or disapproval of this item by stockholders will not require the Board or the Compensation Committee to take any action regarding Cars Commerce’s executive compensation practices. The Board believes that the Compensation Committee is in the best position to consider the information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interests of Cars Commerce and its stockholders.
Although the resolution is non-binding, the Board values the opinions of Cars Commerce’s stockholders and will carefully consider the results of the advisory vote on executive compensation and stockholder opinions received from other communications when making future compensation decisions. In the past, we have made changes to our executive compensation programs in response to stockholder feedback.
Cars.com Inc.	2024 Proxy Statement	65

Questions and Answers About the Annual Meeting
General Information
1. What is the purpose of the Annual Meeting?
The Annual Meeting provides stockholders with the opportunity to vote on the items of business described in the Notice. In addition, the Annual Meeting serves as a forum where our management reports on Cars Commerce’s performance and governance during the fiscal year 2023 and responds to questions from stockholders.
2. What is included in the proxy materials?
The proxy materials include our Notice, this Proxy Statement and our 2023 Annual Report.
3. What is a proxy and what is a proxy statement?
A proxy is your legal designation of another person to vote the shares you own. The person you designate is also called a proxy or proxy holder. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. A proxy statement is the document that contains the information the SEC rules require us to provide when we ask you to sign a proxy designating individuals to vote on your behalf.
4. Who are the designated proxies and how may I revoke a proxy?
We have designated two Cars Commerce officers as proxies for the Annual Meeting — Sonia Jain, our Chief Financial Officer and Angelique Strong Marks, our Chief Legal Officer. Any proxy may be revoked at any time prior to completion of voting at the Annual Meeting by delivering either a proper written notice of revocation of your proxy or a later-dated proxy to our Corporate Secretary.
5. How are proxies being solicited and who pays the related expenses?
The Board of Directors of Cars Commerce is soliciting your proxy for use at the Annual Meeting. Cars Commerce will pay the expenses associated with soliciting proxies including the cost of preparing, printing and mailing, as applicable, this Proxy Statement and the Notice of Internet Availability of Proxy Materials. Our directors, officers and employees may, without additional compensation, solicit proxies personally or by e-mail, telephone, fax or letter. Cars Commerce will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our stockholders.
Voting
6. Who is entitled to vote at the Annual Meeting?
Only stockholders of record of Cars Commerce common stock at the close of business on the Record Date (April 9, 2024) are entitled to receive notice of and vote at the Annual Meeting and any adjournments or postponements of the meeting. No stockholders becoming owners of record after the Record Date are entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the record date, 66,203,150 shares of Cars Commerce’s common stock are outstanding and are entitled to vote.
66	Cars.com Inc.	2024 Proxy Statement

Questions and Answers About the Annual Meeting
7. How are votes counted?
Cars Commerce common stock is the only class of voting shares we have outstanding. Each stockholder will be entitled to one vote for each share of Cars Commerce common stock held on the Record Date for all matters.
8. What is the difference between a stockholder of record and a stockholder who holds shares in street name?
If your shares are registered in your name, you are a stockholder of record. When you properly vote in accordance with the instructions provided in the proxy card, you are instructing the named proxies to vote your shares in the manner you indicate on your proxy.
If your shares are held in the name of your broker, bank or other institution, which is usually the case if you hold your shares in a brokerage or similar account, your shares are held in street name. Your broker or other institution or its respective nominee is the stockholder of record for your shares and only your broker, bank or other institution or nominee is authorized to vote or grant a proxy for your shares.
9. What constitutes a quorum for the Annual Meeting?
A quorum is required to transact business at the Annual Meeting. The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of our common stock outstanding on the Record Date will constitute a quorum. Shares constituting broker non-votes will be counted as present for the purpose of determining a quorum at the Annual Meeting. Like broker non-votes, abstentions will be counted for the purpose of determining a quorum but are not counted as votes cast for or against a proposal. The effect of broker non-votes and abstentions on the voting outcome for each proposal set forth in this proxy statement is described in question 12 below.
10. How do I vote?
You are able to vote your shares by providing instructions to the proxy holders who will then vote in accordance with your instructions. You may vote in advance of the Annual Meeting as follows:
YOUR VOTE IS IMPORTANT!
Please vote by telephone or the Internet or, if you received a printed copy of the proxy materials, sign and promptly return your proxy card in the enclosed envelope.
Vote by Internet	Go to www.proxyvote.com Follow instructions on the website. Vote by 11:59 p.m. ET on June 4, 2024
Vote by Telephone	Call 1-800-690-6903 Follow the recorded instructions. Vote by 11:59 p.m. ET on June 4, 2024
Vote by Mail
If you received a proxy card by mail, mark, sign, date and return the proxy card in the enclosed, postage-paid envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you do not vote in advance, stockholders may also vote their shares at the Annual Meeting by going to www.virtualshareholdermeeting.com/CARSCOMMERCE2024 and casting a ballot as instructed during the Annual Meeting. If your shares are held in street name, please refer to the voting instructions provided by your broker, bank, trustee or other nominee to direct how to vote your shares.
Cars.com Inc.	2024 Proxy Statement	67

Questions and Answers About the Annual Meeting
11. What happens if I do not provide instructions on how to vote?
If you are a stockholder of record and return your proxy card without instructions, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.
Brokers and other nominees holding shares in street name for their customers are generally required to vote such shares in the manner instructed by their customers. If you do not vote your shares at the Annual Meeting and do not provide voting instructions, whether your shares can be voted by your broker, bank, or nominee depends on the type of item being considered.
•
Non-Discretionary Items. If you do not provide voting instructions for any of the non-discretionary items at the Annual Meeting, your broker, bank, or nominee cannot vote your shares, resulting in a “broker non-vote.” All items of business other than Item 2 (Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm) are non-discretionary items.

•
Discretionary Items. Even if you do not provide voting instructions, your broker, bank, or nominee may vote in its discretion on Item 2 (Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm) because it is a discretionary item.

12. What items are being voted upon, how does the Board recommend I vote, and what are the standards for determining whether any item has been approved?
Item of Business	Board Recommendation	Voting Approval Standard	Effect of Abstention	Effect of Broker Non-Vote
Election of Directors (Page 19)	“FOR”	More votes “For” than “Against”	No Effect	No Effect
Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for the fiscal year 2024 (Page 61)	“FOR”	Majority of shares present and entitled to vote	Vote “Against”	Not Applicable
Advisory Approval of Executive Compensation (Say on Pay) (Page 65)	“FOR”	Majority of shares present and entitled to vote	Vote “Against”	No Effect
13. What happens if other matters are brought before the Annual Meeting?
If any other matters properly come before the Annual Meeting calling for a vote of stockholders, proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion. The persons named as proxy holders also have discretionary authority to vote to adjourn or postpone the 2024 Annual Meeting, including for the purpose of soliciting votes in accordance with our Board’s recommendations. As of the date of the Proxy Statement, there are no other matters that the Board intends to present for action at the Annual Meeting other than those referred to in the Proxy Statement.
68	Cars.com Inc.	2024 Proxy Statement

Questions and Answers About the Annual Meeting
14. May I revoke my proxy card and change my vote?
Yes. If your shares are registered in your name, you may revoke your proxy and change your vote prior to the completion of voting at the Annual Meeting by:
•	submitting a valid, later-dated proxy card;
•	submitting a later-dated vote by telephone at 1-800-690-6903 or via the Internet at www.proxyvote.com;
•	giving written notice of such revocation to the Cars Commerce’s Corporate Secretary prior to or at the Annual Meeting (at 300 S. Riverside Plaza, Suite 1000, Chicago IL 60606); or
•	attending and voting at the Annual Meeting (although attendance at the meeting will not by itself revoke a proxy).
15. If I cannot attend the Annual Meeting, how do I vote or listen to it later?
You do not need to attend the Annual Meeting to vote if you submitted your vote via proxy in advance of the Annual Meeting. A replay of the Annual Meeting, including the questions answered during the meeting, will be available on our website at https://investor.cars.com after the Annual Meeting for 30 days.
Meeting Details
16. How can I attend the Annual Meeting?
Stockholders of record as of the close of business on April 9, 2024 may participate in the Annual Meeting by following the instructions below:
1.	Between 10 and 15 minutes before 9:30 a.m. Central Time on June 5, 2024 visit www.virtualshareholdermeeting.com/CARSCOMMERCE2024.
2.	Under “Registration,” enter the first 13 digits of the control number received on the notice or proxy card.
3.	Enter your name, email address, and indicate whether you are an individual, or representing a company or institution.
4.	Use the “Vote” button to cast a vote.
Stockholders whose shares are held through a bank, broker or other nominee, may participate in virtual Annual Meeting by following the instructions below:
1.	Contact your bank, broker or other nominee.
2.
Use your control number provided by Broadridge to register for, attend and vote at the virtual Annual Meeting. Once you have this control number to participate in the Annual Meeting, please follow the steps set forth above for stockholders of record.

3.
If you own shares through one of the other brokerage firms that does not use Broadridge, you can participate in the virtual meeting by contacting your brokerage firm and asking for a “legal proxy.” The brokerage firm will contact Broadridge, and Broadridge will then issue a 16-digit control number to that firm to forward to you.

Cars.com Inc.	2024 Proxy Statement	69

Questions and Answers About the Annual Meeting
17. How will the Annual Meeting be conducted?
Format
We are holding the Annual Meeting in a virtual-only meeting format. You will not be able to attend the Annual Meeting in person at a physical location.
Question and answer session
We will hold a question-and-answer session with management immediately following the conclusion of the business at the Annual Meeting. You may submit a question at any time during the meeting by visiting www.virtualshareholdermeeting.com/CARSCOMMERCE2024. The Chair of the meeting has broad authority to conduct the Annual Meeting in an orderly manner, including establishing rules of conduct. A copy of the rules of conduct will be available online at the Annual Meeting.
Technical support
If you experience any technical difficulties during the Annual Meeting, a toll-free number will be available on the virtual stockholder meeting website for assistance.
Other questions
If you have additional questions about the Annual Meeting, please contact Investor Relations by email at IR@carscommerce.inc or by telephone at 312-601-5929.
18. Where can I find the voting results of the Annual Meeting?
Our independent inspector of elections will tabulate the vote at the Annual Meeting. We will publish voting results in a Current Report on Form 8-K filed with the SEC.
Access to Information and Communications
19. How may I access or receive the proxy materials and 2023 Annual Report?
This Proxy Statement and our 2023 Annual Report on Form 10-K are available at www.proxyvote.com. Copies of our 2023 Annual Report on Form 10-K as filed with the SEC (exclusive of exhibits and documents incorporated by reference), may also be obtained free of charge by any person whose proxy is solicited, upon written request to our Corporate Secretary at Cars.com Inc., 300 S. Riverside Plaza, Suite 1000, Chicago, Illinois 60606. Copies of exhibits and basic documents filed with the 2023 Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the 2023 Annual Report on Form 10-K via the internet at the SEC’s website, www.sec.gov, or on our Investor Relations website at https://investor.cars.com.
20. What is householding?
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and last name and do not participate in the electronic delivery of proxy materials will receive only one copy of our 2023 Annual Report on Form 10-K and this Proxy Statement, unless one or more of these stockholders notifies us that they would like to receive individual copies. This procedure reduces our printing costs and postage fees.
70	Cars.com Inc.	2024 Proxy Statement

Questions and Answers About the Annual Meeting
Stockholders who participate in householding will continue to receive separate proxy cards. If you participate in householding and would like to receive a separate copy of the 2023 Annual Report or the Proxy Statement, please contact Investor Relations. We will deliver the requested documents to you promptly upon receipt of your request.
21. How do I submit a proposal or nominate a director candidate for the 2025 Annual Meeting?
General
SEC rules permit stockholders to submit proposals for inclusion in our proxy statement by satisfying the requirements of Rule 14a-8 under the Exchange Act (“Rule 14a-8”). To be considered for inclusion in our proxy statement for our 2025 Annual Meeting of Stockholders, stockholder proposals must be received by our Corporate Secretary no later than 5:00 p.m. Central Time on December 20, 2024. The stockholder proposal must also meet the SEC’s other requirements relating to stockholder proposals.
Advance Notice
Separate from the requirements of Rule 14a-8, relating to the inclusion of a stockholder’s proposal in Cars Commerce’s Proxy Statement, our Bylaws require advance notice for a stockholder to bring nominations of directors or any other business to be considered at any annual meeting of stockholders. Specifically, our Bylaws require that stockholders who wish to nominate candidates for election as directors or propose any other business to be considered at the 2025 Annual Meeting of Stockholders must notify us of their intent in a written notice delivered in care of Cars Commerce’s Corporate Secretary at our principal executive offices not earlier than 5:00 p.m. Central Time on February 5, 2025 and no later than 5:00 p.m. Central Time on March 7, 2025.
A stockholder’s notice must also include the specified information described in our Bylaws. You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. If a stockholder’s nomination or proposal is not in compliance with the requirements set forth in our Bylaws, we may disregard such nomination or proposal.
In addition to satisfying the foregoing requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 6, 2025.
We intend to file a proxy statement, proxy card and annual report to stockholders with the SEC in connection with our solicitation of proxies for our 2025 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by Cars Commerce with the SEC without charge from the SEC’s website at www.sec.gov.
Cars.com Inc.	2024 Proxy Statement	71

Questions and Answers About the Annual Meeting
22. Can stockholders and other interested parties communicate directly with the Board?
Yes. We invite stockholders and other interested parties to communicate directly and confidentially with the Board, the non-executive directors as a group or any individual director by writing to any of these groups or individuals at c/o Cars.com Inc., Attention: Chairman of the Board, 300 S. Riverside Plaza, Suite 1000, Chicago, Illinois 60606. The Chairman of our Board will relay the communication to the full Board, director group or individual director as appropriate.
Incorporation by Reference
To the extent that this Proxy Statement is incorporated by reference into any other filing by Cars Commerce under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by SEC rules) will not be deemed incorporated, unless specifically provided otherwise in such filing.
YOUR VOTE IS IMPORTANT!
Please vote by telephone or the Internet or, if you received a printed copy of the proxy materials, sign and promptly return your proxy card in the enclosed envelope.
72	Cars.com Inc.	2024 Proxy Statement

CARS COMMERCE™

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Code above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 4, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CARSCOMMERCE2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 4, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V44088-P09701

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CARS.COM INC.

The Board of Directors recommends you vote FOR each of the eleven (11) Director Nominees listed in Proposal 1:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jerri DeVard
02) Scott Forbes
03) Jill Greenthal
04) Thomas Hale
05) Michael Kelly
06) Donald A. McGovern, Jr.
07) Greg Revelle
08) Jenell R. Ross
09) Bala Subramanian
10) T. Alex Vetter
11) Bryan Wiener

The Board of Directors recommends you vote FOR Proposals 2 and 3:

	For	Against	Abstain
2. Ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent certified public accountants for fiscal year 2024.	☐	☐	☐
3. Non-binding advisory resolution approving the compensation of the Named Executive Officers.	☐	☐	☐

NOTE: In their discretion, the proxy holders are authorized to vote upon such other business, if any, as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V44089-P09701

CARS.COM INC.
Annual Meeting of Stockholders
June 5, 2024 at 9:30 a.m. CT
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Sonia Jain and Angelique Strong Marks, and each of them individually, as proxies, each with full power of substitution, to vote all shares of Common Stock of Cars.com Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Cars.com Inc. held virtually at www.virtualshareholdermeeting.com/CARSCOMMERCE2024 on Wednesday, June 5, 2024 at 9:30 a.m. CT, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side of this ballot and described in the accompanying Proxy Statement and any other matter that may properly come before the meeting.

IF NO DIRECTION IS MADE, THE APPOINTED PROXIES WILL VOTE: (A) "FOR" THE ELECTION OF THE DIRECTOR NOMINEES NAMED ON THE REVERSE SIDE, (B) IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE OTHER MATTERS REFERRED TO ON THE REVERSE SIDE AND (C) IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side